UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25((b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

April 3, 2024

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Orion Group Holdings, Inc. (the “Company”), which will be held on Thursday, May 16, 2024, at 10:00 a.m. (Central).  This meeting will be held in a virtual meeting format only.  You will not be able to attend the 2024 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2024 by using the multi-digit control number included in your proxy materials. Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of two Class II members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2024;
(4)	Approval of the Company’s Employee Stock Purchase Plan (the “ESPP”);
(5)	Approval of an amendment to the Company’s 2022 Long-Term Incentive Plan (the “2022 LTIP”); and
(6)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 16, 2024

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2023 at: www.proxyvote.com

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 31, 2023. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement, the Form 10-K, and our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 3, 2024

2

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 16, 2024

The proxy statement and accompanying 2023 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:10:00 a.m. (Central) on Thursday, May 16, 2024

INTERNET: www.virtualshareholdermeeting.com/ORN2024

Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:(1)The election of two Class II members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;

(2) A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);

(3) The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2024;

(4) Approval of the Company’s Employee Stock Purchase Plan (the “ESPP”);

(5) Approval of an amendment to the Company’s 2022 Long-Term Incentive Plan (the “2022 LTIP”); and

(6) Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 22, 2024 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.
PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend and vote at the Annual Meeting through the following link: www.virtualshareholdermeeting.com/ORN2024.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 3, 2024.

By Order of the Board of Directors,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 3, 2024

Contents

ABOUT THE COMPANY5

ABOUT THE ANNUAL MEETING5

DISCUSSION OF THE PROPOSALS7

PROPOSAL NO. 1 — ELECTION OF DIRECTORS10

PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION11

PROPOSAL NO. 3 — APPROVAL OF THE APPOINTMENT OF KPMG LLP12

PROPOSAL NO. 4 — APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN13

PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S LONG-TERM INCENTIVE PLAN13

CORPORATE GOVERNANCE12

Corporate Governance Guidelines15

Code of Ethics15

Guiding Beliefs15

Sustainability15

Website Availability of Governance Documents16

Communications with the Board16

Director Independence16

Nomination of Directors16

Leadership diversity17

Board Leadership Structure17

The Board’s Role in Risk Oversight17

Board/Committee Primary Areas of Risk Oversight18

THE BOARD OF DIRECTORS AND ITS COMMITTEES19

NOMINEES FOR DIRECTOR20

Michael J. Caliel21

Quentin P. Smith, Jr.22

Continuing Directors22

Thomas N. Amonett22

Margaret M. Foran23

Travis J. Boone24

Austin J. Shanfelter25

Mary E. Sullivan26

RETIRING Director26

Richard L. Daerr, Jr.26

Meetings of the Board of Directors27

Committees of the Board28

Audit Committee28

Compensation Committee28

Nominating and Governance Committee29

Director Nominations by Stockholders29

Annual Performance Evaluations30

Board Membership Matrix30

DIRECTOR COMPENSATION30

EXECUTIVE OFFICERS OF THE COMPANY33

G. Scott Thanisch33

E. Chipman Earle33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT30

Beneficial Owners34

Security Ownership of Directors and Officers35

COMPENSATION DISCUSSION AND ANALYSIS32

INTRODUCTION36

Executive Transition36

EXECUTIVE SUMMARY36

Business Highlights36

SUMMARY OF 2023 EXECUTIVE COMPENSATION DECISIONS37

OUR EXECUTIVE COMPENSATION PRACTICES38

2023 SAY ON PAY38

CEO PAY AT A GLANCE: ensuring stability through transition38

WHAT GUIDES OUR PROGRAM40

PRINCIPAL ELEMENTS OF COMPENSATION41

OUR PROCESS41

THE ROLE OF THE COMPENSATION COMMITTEE41

THE ROLE OF MANAGEMENT42

2023 Proxy Statement │ 2

THE ROLE OF THE INDEPENDENT CONSULTANT42

THE ROLE OF PEER GROUPS AND MARKET DATA42

2023 executive compensation program in detail43

Base Salary43

Annual Cash Incentives Overview44

NEO Bonus Plan Design44

2023 GOALS AND ACHIEVEMENT41

Award Determination For 2023 Performance44

Long-Term Equity Incentives46

2023 Long-Term Incentive Award Grants47

2024 Long-Term Incentive Program48

OTHER PROGRAMS, POLICIES AND GUIDELINES48

Stock Ownership Requirements48

Benefits49

INSIDER TRADING AND SPECULATION IN ORION STOCK49

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES50

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS50

POST-EMPLOYMENT COMPENSATION50

TAX DEDUCTIBILITY OF COMPENSATION51

COMPENSATION COMMITTEE REPORT51

Summary Compensation Table52

Grants of Plan Based Awards52

Outstanding Equity Awards at Fiscal Year End 202354

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 202354

CEO PAY RATIO DISCLOSURE55

Pay-Versus-Performance55

Pay for Performance Table56

Relationship Between Company Performance and Compensation Actually Paid57

Potential Payments Upon Termination or Change in Control58

Overview58

Employment Arrangements with Certain Officers58

2023 Proxy Statement │ 3

Summary of Payments59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS61

AUDIT COMMITTEE REPORT61

AUDIT FEES58

Audit and Non-Audit Service Approval Policy63

Procedures for Approval of Services63

ORION GROUP HOLDINGS, INC.'S EMPLOYEE STOCK PURCHASE PLAN60

Introduction65

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS65

Summary of the ESPP66

U.S. Federal Income Tax Consequences68

New Plan Benefits70

AMENDMENT TO THE COMPANY'S 2022 LONG-TERM INCENTIVE PLAN66

OVERVIEW71

REASONS FOR AMENDMENT71

SUMMARY OF PROPOSED CHANGES71

TERMS OF 2022 LTIP72

Awards to Be Granted75

Federal Income Tax Consequences75

OTHER BUSINESS74

Annual Report79

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING79

APPENDIX A - Employee Stock Purchase Plan77

APPENDIX B - Amendment to the Company's 2022 Long-Term Incentive Plan91

2023 Proxy Statement │ 4

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2024 ANNUAL

MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 16, 2024, at 10:00 a.m. (Central), as a virtual meeting at www.virtualshareholdermeeting.com/ORN2024. You may access the virtual meeting using the multi-digit control number provided with your proxy materials.  The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2023 (the “Annual Report”), are first being distributed or made available to stockholders on or about April 3, 2024.

PLEASE VOTE

* YOUR VOTE IS IMPORTANT *

Our Board of Directors (the “Board”) has established March 22, 2024, as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

ABOUT THE COMPANY

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial, and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin, through its marine segment and concrete segment.  Our marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental, dredging, design and specialty services related to marine construction, fabrication and dredging. Our concrete segment services the building sector by providing turnkey concrete construction services including concrete surface place and finish, site preparation, layout, forming, and rebar placement for large commercial structural and other associated business areas. The Company is headquartered in Houston, Texas with offices throughout its operating areas. Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the trading symbol “ORN.” At the close of business on the Record Date, 32,441,871 shares of common stock were outstanding.

ABOUT THE ANNUAL MEETING

Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” in the mail rather than a full set of proxy materials?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. In an effort to be environmentally responsible and reduce costs, we delivered a

2023 Proxy Statement │ 5

Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

Why did I receive these proxy materials?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2024 Annual Meeting of Stockholders, which will take place on May 16, 2024.  As a stockholder of the Company on the Record Date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

What is the purpose of the Annual Meeting?

There are currently five proposals scheduled for consideration and vote at the Annual Meeting:

(1)	The election of two Class II members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2024;
(4)	Approval of the Company’s Employee Stock Purchase Plan; and
(5)	Approval of an amendment to the Company’s 2022 Long-Term Incentive Plan.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

How many votes may Stockholders cast?

Each share of common stock that was outstanding on the Record Date is entitled to one vote on each of the five proposals and on any other matter properly submitted to a vote at the Annual Meeting. On the Record Date, there were 32,441,871 shares of common stock outstanding and entitled to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock must be present, either through participation at the virtual meeting online or represented by proxy, in order to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders who are present but abstain from voting, shares owned by stockholders who vote on at least one proposal, and broker non-votes (see What is a broker non-vote? below).

What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are the votes counted?

Proposal	Election of Directors	Say-on-Pay (advisory)	Ratification of Appointment of Auditors	Approval of the Company’s Employee Stock Purchase Plan	Approval of an Amendment to the Company’s 2022 Long- Term Incentive Plan
Your Voting Options	You may vote “FOR” or “AGAINST” the nominees or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.

2023 Proxy Statement │ 6

Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” ratification of our appointment of KPMG LLP as our independent registered public accounting firm for 2024.	The Board recommends that you vote “FOR” the approval of the Company’s Employee Stock Purchase Plan as disclosed in this proxy statement.	The Board recommends that you vote “FOR” the approval of an amendment to the Company’s Long-Term Incentive Plan as disclosed in this proxy statement.
Vote Required for Approval	Plurality of the shares present or represented by proxy (But see the note below on our “Majority Voting Policy in Director Elections”)	Affirmative vote of a majority of the shares present or represented by proxy	Affirmative vote of a majority of the shares present or represented by proxy	Affirmative vote of a majority of the shares present or represented by proxy	Affirmative vote of a majority of the shares present or represented by proxy
Effect of Abstention	No effect	Will count as a vote AGAINST this proposal	Will count as a vote AGAINST this proposal	Will count as a vote AGAINST this proposal	Will count as a vote AGAINST this proposal
Effect of Broker Non-Vote	No effect	No effect	Not applicable (this is a routine matter for which brokers have discretionary voting authority)	No effect	No effect

Majority Voting Policy in Director Elections. Although our Amended and Restated Bylaws provide that our directors are elected by plurality vote, our Board has adopted Corporate Governance Guidelines that include a majority voting policy. The Company’s majority voting policy provides that in the event a director nominee does not receive more “FOR” votes than “AGAINST” votes in an uncontested election, then the Board would expect such director nominee to tender his or her resignation for the consideration of the Board.  Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters. Any other matter properly brought before the Annual Meeting other than those described above will be decided by the affirmative vote of a majority of the shares present or represented by proxy, unless a different vote is required by statute, NYSE listing standards, or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker or other nominee as a beneficial owner rather than held of record in their own name. As summarized below, there are several differences between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust), you are the stockholder of record of those shares.

Beneficial Owners.  If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or nominee (your “broker”) is the stockholder of record.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

❖	Online before the Annual Meeting at www.proxyvote.com;
❖	During the Annual Meeting at www.virtualshareholdermeeting.com/ORN2024;
❖	By telephone, by calling 1-800-579-1639 and follow the instructions provided; or
❖	If you requested and received a paper copy of our proxy materials by mail, by signing, dating, and mailing the proxy card in the enclosed postage-paid

2023 Proxy Statement │ 7

envelope, which must be received by the Company by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If you wish to vote online the shares that you beneficially own during the Annual Meeting, you must request, complete, and deliver a proxy from your broker as directed in the materials provided by your broker.

Can my shares be voted if I do not provide voting instructions?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy or cast a vote (whether online, by telephone, or by proxy card) without giving instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the Board’s recommendations on any proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. Whether a proposal is routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, your bank, broker or nominee may choose not to exercise such discretion to vote uninstructed shares. Therefore, unless you provide voting instructions, your bank, broker or nominee is not permitted to vote your shares on certain proposals and may elect to not vote on any proposals, resulting in a “broker non-vote.”

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on a proposal or proposals with respect to which the beneficial owner has not given voting instructions. If you hold your shares through a broker, bank, or nominee, please follow their instruction as to how to provide them with specific voting instructions.

Can I change or revoke my vote?

Yes, if you are a record holder, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

(1) filing a written revocation with the Corporate Secretary at the Company’s headquarters;

(2) submitting online, by mail, or by phone a duly executed proxy bearing a later date; or

(3)changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2024 any time before voting is closed at the Annual Meeting.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, or other nominee holding your shares in “street name” to direct a change in the manner your shares will be voted.

Do i have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

No. None of our stockholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

2023 Proxy Statement │ 8

Who are the proxies?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed E. Chipman Earle and G. Scott Thanisch as proxies. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

Who will count the votes?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

When will the voting results be announced?

We will announce preliminary voting results with respect to each matter properly brought to a vote before the conclusion of the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

Who pays for the cost of the proxy solicitation?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to their beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

What is householding?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and help to conserve natural resources. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or Annual Report, contact: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect two (2) members of our Board. Under our Amended and Restated Bylaws, the Board may determine by resolution the number of directors that the Company will have from time to time.  The size of the Board is currently set at eight persons; however, upon the conclusion of the Annual Meeting which is the effective date of Mr. Daerr’s retirement, the size of the Board will be reduced to seven directors. The nominees at this year’s Annual Meeting are: Michael J. Caliel and Quentin P. Smith, Jr.

Our Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders elect approximately one-third of our Board each year.

Both director nominees are serving a term that expires at the 2024 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these directors for re-election as Class II directors to serve an additional three-year term expiring at the 2027 Annual Meeting of Stockholders.

Each director nominee has indicated to the Board his willingness to serve the full directorship term for which each has been nominated.  However, if, prior to the Annual Meeting, either of these director nominees become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be nominated thereafter by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Amended and Restated Bylaws.

Please see “The Board of Directors and Its Committees” section below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting, but only to the extent described above.

Our Amended and Restated Bylaws provide that our directors are elected by plurality vote; however, our Board has adopted Corporate Governance Guidelines that include a majority voting policy that applies only in uncontested elections. If an incumbent director fails to receive the required votes for re-election, our Board would expect such director nominee to tender his or her resignation, then the Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, would determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that decision.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement.  This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This nonbinding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).  We ask our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.

Our core executive compensation philosophy and practice are based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash bonus and long-term equity incentive opportunities. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement, including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.  However, we understand that our executive compensation practices are important to our stockholders and our Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements. Following the recommendation of our stockholders at our 2023 Annual Meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our stockholders regarding the frequency of say-on-pay vote, which will occur at our 2029 Annual Meeting of Stockholders.

The Board unanimously recommends that you vote “FOR” the approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — APPROVAL OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved, the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2024.  KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017 through 2023. Although ratification is not required by our Amended and Restated Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the retention  of KPMG by the affirmative vote of the holders of a majority of the shares present or represented by proxy, the Audit Committee will reconsider the selection of our independent auditors, but still may decide to retain KPMG.

Abstentions will be counted as votes against this proposal.  Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions.  With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote “FOR” ratification of the appointment of KPMG as our independent auditor for fiscal 2024.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

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PROPOSAL NO. 4 — APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Orion Group Holdings, Inc. Employee Stock Purchase Plan.  We believe that it is in the best interests of our stockholders to approve the ESPP as a means to encourage broad-based stock ownership by our employees. Employees’ continuing economic interest, as stockholders, in our performance aligns the interests of our employees with those of our stockholders and enhances the entrepreneurial spirit of the Company, which we believe greatly contributes to our long-term growth and profitability. Additionally, the ESPP is intended to benefit the Company as a tool for recruiting, retaining and rewarding employees.

The ESPP provides a means for eligible employees of the Company and its designated subsidiaries to authorize after-tax payroll deductions on a voluntary basis to be used for the periodic purchase of our common stock at a 15% discount to its fair market value. The ESPP uses the lower of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the last trading day of the offering period. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code for employees subject to U.S. taxation.

On March 21, 2024, our Board of Directors adopted, subject to stockholder approval, the ESPP, which includes a contemplated reserve of 1,000,000 shares available for issuance under the ESPP.  If approved by the stockholders, this reserve under the ESPP will result in a potential dilution of approximately 3.1%. This potential dilution was calculated by dividing the requested share reserve of 1,000,000 shares by the total number of shares of outstanding common stock of the Company as of the Record Date.

Please see “Summary of the ESPP” and “New Plan Benefits” sections below for more information regarding the ESPP, the complete text of which is set forth in Appendix A hereto.

Our Board recommends a vote for the proposed ESPP as it will serve as an important part of our compensation mix and encourage broad-based stock ownership by our employees, which provides an incentive to contribute to the success of our company.

Abstentions will be counted as votes against this proposal.  Broker non-votes will have no effect on this proposal. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote “FOR” the approval of the Company’s Employee Stock Purchase Plan.

The Board unanimously recommends that you vote “FOR” the approval of the Company’s Employee Stock Purchase Plan.

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PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan.  Our 2022 LTIP was initially adopted by our Board of Directors on May 19, 2022, and approved by our stockholders at the 2022 Annual Meeting. The maximum number of shares of common stock authorized for issuance under the 2022 LTIP is 2,175,000 shares. Approval of the proposed amendment of the 2022 LTIP is needed to replenish the pool of shares available for the grant of stock-based compensation. As of the Record Date, approximately 370,000 shares of our common stock remained available for grants under the 2022 LTIP, which (assuming a grant price of $9.24 per share, which was the closing price of our common stock on the Record Date), is fewer than the number of shares of common stock that our Compensation Committee believes will be needed to make the planned, competitive long-term incentive grants over the next year to our key employees and independent directors.

On March 20, 2024, our Compensation Committee recommended and on March 21, 2024 our Board of Directors authorized, subject to stockholder approval, an amendment to the 2022 LTIP to, among other things, increase the number of shares available for issuance under the 2022 LTIP by 1,560,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2022 LTIP will result in an additional potential dilution of approximately 4.7 percent. This additional potential dilution was calculated by dividing the requested increase of 1,560,000 shares to the shares reserve by the sum of (i) the total number of shares available for issuance under the 2022 LTIP prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2022 LTIP and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of March 22, 2024.

Our Board recommends a vote for the proposed amendment to the 2022 LTIP as it will enable our Compensation Committee to continue to grant equity awards at market competitive levels to our key employees, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management with our stockholders.

The Board unanimously recommends that you vote “FOR” the approval of an amendment to the Company’s 2022 Long-Term Incentive Plan.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties.  The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, first adopted by the Board in 2007 and subsequently amended from time to time, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Business Conduct and Ethics, and Board committee charters, form the corporate governance framework for the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, the Company’s Chief Executive Officer (the “Chief Executive Officer” or “CEO”) performance evaluation process and succession planning, executive compensation and Board Committees.

Code of Ethics

In addition to the Code of Business Conduct and Ethics, the Company has adopted an additional code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer (“CFO”), as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002 (the “Officer Code of Ethics”). The Officer Code of Ethics, as well as other governance documents, are available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, the Officer Code of Ethics are posted on the Company’s website within four business days and maintained for at least twelve months.

Guiding Beliefs

The Company’s guiding beliefs for conducting its business are based on five core values:  integrity, quality, safety, delivery and teamwork. Integrity — the foundation of our success rests upon the well-earned reputation for integrity of our management team and employees.  Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do.  Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with.  Delivery — we are committed to performing our work in the most efficient, timely and cost-effective manner. Teamwork – we expect employees to work together to safeguard our assets, and to act in our best interest. Through these guiding principles, we aim to achieve sustainability.

Sustainability

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors, and vendors, and to the communities in which they reside. Sustainability is also a long-term business driver and by focusing on sustainability challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and to adhere to good governance principles. Our sustainability report, entitled “Orion Group Holdings, Inc.’s Corporate Social Responsibility & Sustainability Report” can be found by clicking on

2023 Proxy Statement │ 15

“ESG Report” in the “Environmental & Social” portion in the “Investor” section on our Company’s website at www.oriongroupholdingsinc.com.

Website Availability of Governance Documents

You can access our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Business Conduct and Ethics & Officer Code of Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investor” section of our website at www.oriongroupholdingsinc.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from our Corporate Secretary at the mailing address provided below.

Communications with the Board

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

12000 Aerospace Avenue, Suite 300

Houston, TX 77034

Email:eearle@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

Director Independence

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that each of Messrs. Amonett, Caliel, Daerr, Shanfelter, Smith and Mses. Foran and Sullivan, satisfies the NYSE’s definition of an independent director. Mr. Shanfelter, who previously served as our Interim Chief Executive Officer and Interim Chief Financial Officer from April through September 2022, and Executive Chair from September 2022 through March 1, 2023, was not independent for only this brief period of executive service. However, effective March 2, 2023, the Board of Directors made the determination that he is again an independent director.  Mr. Boone, the Company’s current President and Chief Executive Officer, is not an independent director.

Members of the Audit and Compensation Committees must meet heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board also has affirmatively determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules for service on such committees.

Nomination of Directors

The Board is responsible for nominating a slate of candidates for Board membership.  It acts through its Nominating and Governance Committee to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the Committee seeks

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candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity of background and business experience, and the ability to exercise sound and mature judgment in matters that relate to our current and long-term objectives.

Leadership diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience, and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members. Although we believe that the current membership of our Board represents a diversity of thought and perspective, the Board also remains committed to the gender, racial and ethnic diversity of its membership. In furtherance of that commitment, two of our directors are female – Mary E. Sullivan, who was first appointed to our Board in January 2019 and Margaret M. Foran, who was first appointed to our Board in October 2019.  In addition, Richard L. Daerr, Jr. is a disabled veteran of the U.S. armed forces, having served in combat during the Vietnam War. The two most recent additions to our Board, Quentin P. Smith, Jr. and Travis J. Boone, reflect ethnic and racial diversity.  While such significant steps are evidence of progress, our Board remains committed to considering diversity in evaluating the membership of the Board going forward.

Board Leadership Structure

Mr. Shanfelter resumed his role as Chairman of the Board on March 2, 2023 and is an independent director. Mr. Shanfelter was also an independent director prior to his appointment as Interim Chief Executive Officer and Interim Chief Financial Officer in April 2022, but not during the time that he served as Interim Chief Executive Officer and Interim Chief Financial Officer.

During the brief period when Mr. Shanfelter was Interim Chief Executive Officer, Interim Chief Financial Officer, and later Executive Chair, the Board appointed Mr. Daerr, an independent director, to serve as Lead Independent Director. As Lead Independent Director, Mr. Daerr presided over meetings of directors when the Chairman of the Board was not present and meetings of independent directors and was empowered to call meetings of independent directors. Mr. Daerr also facilitated communication between the Chairman of the Board and the independent directors, and carried out the responsibilities of the Chairman of the Board when Mr. Shanfelter was otherwise unavailable.

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The Board’s Role in Risk Oversight

The members of our Board are actively involved in the oversight of risks that could have a material effect on us. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on our risk management policies and practices to relevant Board committees and to the full Board.

Board/Committee Primary Areas of Risk Oversight

The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation policies and programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, information technology, cybersecurity and strategies are considered by the full Board.

Full Board

Risk management process, structure, and overall policies and practices for enterprise risk management; strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures; and other significant risks such as major litigation, cybersecurity, business development risks and succession planning

Nominating and Governance Committee

Risks and exposures related to corporate governance, effectiveness of the Board and its committees, review of director candidates, conflicts of interest and director independence and refreshment

Compensation Committee

Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

Audit Committee

Major financial risk exposures; significant operational, compliance, reputational and strategic risks

RISK OVERSIGHT

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the Record Date.

Nominees for Director(1)
Name	Current Position	Age	Class	Director Since	Term Expires
Michael J. Caliel	Director	64	II	2019	2024
Quentin P. Smith, Jr.	Director	72	II	2022	2024
Continuing Directors
Name	Current Position	Age	Class	Director Since	Term Expires
Thomas N. Amonett	Director	80	I	2007	2026
Travis J. Boone	Director, President and CEO	50	I	2022	2026
Margaret M. Foran	Director	69	I	2019	2026
Austin J. Shanfelter	Chairman of the Board of Directors	66	III	2007	2025
Mary E. Sullivan	Director	67	III	2019	2025

(1)	After almost 17 years of esteemed service, Mr. Richard L. Daerr, Jr. announced on March 21, 2024 that he has chosen not to stand for re-election but will retire from the Board and Committee appointments effective as of the closing of the 2024 Annual Stockholder Meeting on May 16, 2024.

The following graphs and charts provide insight into the composition of the Board immediately following the Annual Meeting (assuming both of the director nominees are re-elected).

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Diversity
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
4
3
Minorities
Non-Minorities

Director Independence
Non-Independent, 1
Independent, 6

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NOMINEES FOR DIRECTOR

The following sets forth certain biographical information for each of the director nominees, including his position with the Company and his business experience during the past five years.

Michael J. Caliel

Director since 2019

Member of Audit and Compensation Committees

Mr. Caliel has served on our Board as a Class II director since his appointment to the Board in January 2019, and since that date has also served as a member of the Audit and Compensation Committees.

Mr. Caliel is an accomplished former Chief Executive Officer and Director with more than four decades of public company experience in the industrial, energy and infrastructure sectors. He has extensive knowledge of, and experience in, public company governance, strategy development, mergers and acquisitions, international operations and finance. He is the Executive Chairman of Team Inc.

(NYSE: TISI), a leading global provider of integrated, digitally-enabled asset performance assurance and optimization solutions.

From 2019 until 2022, Mr. Caliel served as Board Chair and a member of the Compensation Committee for PLH Group, a leading full-service construction and specialty contractor serving the electric power and pipeline markets.  Mr. Caliel also previously served as lead operating director at DBi Services, a leading asset management and infrastructure services company, and also as an independent director at FCX Performance, a leading process flow control provider.

From 2015 until its merger with Granite Construction in June 2018, Mr. Caliel served as President, Chief Executive Officer and Director for Layne Christensen Company (NASDAQ: LAYN), a global water management, infrastructure services and drilling company.  Prior to this, from 2011 to 2014, Mr. Caliel was President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC (LSE: ISYS.L), a global technology, software and consulting company. Invensys PLC was acquired by Schneider Electric in January 2014. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ: IESC), a national provider of electrical and communication infrastructure services. Mr. Caliel is a National Association of Corporate Directors Certified Director and a former Governance Fellow.

Mr. Caliel is well qualified to serve on our Board. He has extensive industry related operating and corporate experience, including international business experience. He has served as Chief Executive Officer of a public company and has been a member of the board of directors of multiple public companies.

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Quentin P. Smith, Jr.

Director since 2022

Member of Audit and Compensation Committees

Mr. Smith has served on our Board as a Class II director since his appointment to the Board in January 2022. On March 24, 2022, Mr. Smith was appointed as a member of both the Audit and Compensation Committees. Mr. Smith joined the Board with comprehensive business development, operational, and governance experience across a spectrum of industries. Mr. Smith is founder and President of Cadre Business Advisors, LLC, a business management consulting firm that specializes in strategic planning, business performance improvement and capital formation. Prior to forming Cadre Business Advisors, Mr. Smith was a Partner-in-Charge of the Desert Southwest business consulting practice for Arthur Anderson.

Mr. Smith previously served as Chairman and CEO of Denver Group Holdings, Inc./Data Line Holdings, Inc., which, at the time of the acquisition, was the largest independent information processing service bureau in the western US. Mr. Smith also serves on the Board of Directors of Banner Health. Among Mr. Smith's Board experience with various civic organizations, he has previously served as Chairman of the Board for Employee Solutions, Inc., a publicly traded company formerly acquired; Chairman of the Board for iCrossing, Inc., a privately-held company formerly acquired; as a Director for STORE Capital, a publicly traded company; and, as a Director for Arizona Public Service Company, a publicly traded company.

Mr. Smith is well qualified to serve on our Board due to his more than 40 years of varied and challenging business experience. His private and public company expertise in strategic planning, business development and business performance improvement are of particular note. Mr. Smith’s re-election would support the ongoing diversification efforts of the Board, thus continuing to expand its variety of skill sets and professions, but also by continuing to reflect the demographics of the communities served by the Company in terms of race, ethnicity, age, and gender.

Continuing Directors

Thomas N. Amonett

Director since 2007

Chair of Nominating & Governance Committee

Member of Audit Committee

Mr. Amonett has served on our Board as a Class I director since his appointment to the Board in May 2007 and serves as the Chair of the Nominating and Governance Committee, and as a member of the Audit Committee. From April 2013 to May 2018, he served as President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services primarily to the refining and petrochemical industries. From November 1999 to April 2013, he was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of

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specialty chemicals and related services primarily to the oil and gas industry. From July 2007 to November 2015, Mr. Amonett was a director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett previously served as a director of T. F. Hudgins Incorporated, Modumetal, Inc., and as Chairman of the Board of Ergon, Inc., all private companies.

Mr. Amonett is qualified to serve as one of our directors based on his considerable management, operational, and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his previous service as a director of other companies and his corporate governance experience and expertise. The National Association of Corporate Directors previously designated Mr. Amonett as a Board Leadership Fellow.

Margaret M. Foran

Director since 2019

Chair of Compensation Committee

Member of Nominating & Governance Committee

Ms. Foran has served on the Board as a Class I director since her appointment to the Board in October 2019, and serves as the Chair of the Compensation Committee and as a member of the Nominating and Governance Committee. She is the Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was the Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of Occidental Petroleum Corporation, The MONY Group Inc. and MONY Life Insurance Company.

Ms. Foran also serves as Co-Chair and a director of the Council of Institutional Investors (CII). She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She is a member of the Standing Advisory Group of the Public Company Accounting Oversight Board (the “PCAOB”) and a member of the Economic Club of New York. Ms. Foran is a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran is a National Association of Corporate Directors Certified Director.

Ms. Foran is well qualified to serve as one of our directors. She has extensive experience as a member of the board of directors of much larger corporations and is nationally recognized as a governance expert, having served in significant roles with the American Bar Association and the Business Roundtable Corporate Governance Task Force.

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Travis J. Boone

Director since 2022

President and Chief Executive Officer

Mr. Boone joined the Company in September 2022 as President and Chief Executive Officer, and has served on the Board as a Class I director since his appointment to the Board in November 2022. Before joining the Company, Mr. Boone was Chief Executive of the West Region at AECOM, where he led a large multidisciplinary business. He was at AECOM for 23 years and started his career there as an entry level bridge engineer and held numerous positions during his tenure there. He worked at several construction companies in various roles prior to joining AECOM. He is a Professional Engineer, a Board of Certified Safety Professionals Safety Trained Supervisor, and has served on numerous industry boards. He is a member of the Citizen Potawatomi Nation.

Mr. Boone is qualified to serve as one of our directors based on his considerable management and operational experience in the construction industry, and his role as President and Chief Executive Officer of the Company.  Of particular note is his service as an executive of AECOM.

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Austin J. Shanfelter

Director since 2007

Chairman of the Board of Directors

Mr. Shanfelter has served on our Board as a Class III director since May 2007 and, effective January 1, 2021, he was elected Chairman of the Board. On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer until September 2022. He served as Chair of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chair of our Compensation Committee, a position he held until June 1, 2021.  Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022.

Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and, prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016.  Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

Mr. Shanfelter is well qualified to serve on our Board due to his over 30 years of varied and challenging business experience and almost 15 years of experience as a member of the Board. He is currently serving as Chairman of the Board of Directors and has twice served as Chair of the Compensation Committee. He has also temporarily served as Interim Chief Operating Officer of the Company from March 2019 until February 2020 and, thus, has an intimate and a vast awareness of the Company’s business operations. Mr. Shanfelter has also served on several other boards of directors and has President and Chief Executive Officer experience. The National Association of Corporate Directors previously designated Mr. Shanfelter a Governance Fellow.

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Mary E. Sullivan

Director since 2019

Chair of Audit Committee

Member of Nominating & Governance Committee

Ms. Sullivan has served on our Board as a Class III director since her appointment to the Board in January 2019, and serves as the Chair of the Audit Committee and as a member of the Nominating and Governance Committee.

Ms. Sullivan currently serves as Chief Financial Officer for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of

Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE: SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Susser Bank, a privately-owned community bank, since 2018, and of its parent company, Susser Banc Holdings Corporation since 2021, serving as the Audit Committee Chair from July 2018 to November 2021.

Ms. Sullivan is well qualified to serve on our Board due to her more than 40 years of financial and accounting business experience. She meets the standards as an audit committee financial expert and is currently serving as Chair of the Company’s Audit Committee. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant, and a Project Management Professional. Ms. Sullivan is a National Association of Corporate Directors Certified Director.

RETIRING Director

Richard L. Daerr, Jr.

Director since 2007

Former Lead Independent Director

Member of Compensation Committee

After 17 years of loyal and exemplary service as a director of the Company, Mr. Daerr is retiring from the Board and tendered his letter of resignation from the Board and Committee appointments at the March 21, 2024 meeting of the Board of Directors to be effective as of Annual Meeting. Mr. Daerr has served on the Board as a Class II director since May 22, 2007, served as non-executive Chairman of the Board from May 22, 2007 until December 31, 2020, and is also currently serving as a member of the Compensation Committee. He served as Lead Independent Director from April 6, 2022 until March 1, 2023. Mr. Daerr retired as Chairman of the Board as of December 31, 2020.

2023 Proxy Statement │ 26

Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering, construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992, where he served as General Counsel and Chief Administrative Officer, and as the President and Chief Operating Officer from 1990 to 1992. Prior to its acquisition, CRSS, Inc. was a NYSE listed company and one of the largest engineering, architectural, and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S. CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. From 1976 to 1979, Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment, and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice.

Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, and from 2002 to 2007, he served as Chairman of its Independent Committee and served on its Audit Committee. From 2003 to 2014, Mr. Daerr served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 2011 to 2015, Mr. Daerr served as a director and member of the Audit Committee of ENTACT, Inc., an environmental remediation firm. In March 2015, Mr. Daerr began serving as a director and member of the Compensation Committee of MES Partners, Inc., a broad-based industrial service company. Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private, and not-for profit companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures, and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the public and private sectors, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today. Mr. Daerr is a National Association of Corporate Directors Certified Director.

Throughout his directorship with the Company, Mr. Daerr has served as a member of the Compensation and Nominating and Governance Committees as well as served as our Chairman of the Board. He has fulfilled a pivotal role in the Board of Directors’ oversight, stability and growth during his tenure.  Mr. Daerr’s invaluable service to the Company was made possible due to his expertise and knowledge from his extensive industry related experience, his service on numerous public, private, and not-for profit boards of directors and his excellent record as a former attorney with the Department of Justice.  The Board of Directors, together with Executive Management of the Company, express their sincere appreciation for Mr. Daerr’s valuable service to our Company.

Meetings of the Board of Directors

Directors are expected to attend all meetings of the Board and each committee on which they serve.  The Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board held nine meetings during 2023.  Each director attended at least 75% of all meetings of the Board and committees on which he or she served, and all then-current directors attended the 2023 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. In addition, the Audit Committee, the Compensation Committee, and Nominating and Governance Committee each adopted a practice of reserving time at the end of each meeting to meet without members of the Company management present.

2023 Proxy Statement │ 27

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the NYSE. Each committee is governed by a written charter approved by the Board. A copy of each charter is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

Audit Committee

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

❖	To select the independent auditor to audit our annual financial statements;
❖	To approve the overall scope of and oversee the annual audit and any non-audit services;
❖	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss policies with respect to risk assessment and risk management; and
❖	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2023, Ms. Sullivan and Messrs. Amonett, Caliel and Smith served on the Audit Committee, with Ms. Sullivan serving as its chair. The Board has affirmatively determined each of the above to be independent under NYSE listing standards and applicable SEC rules, including the heightened independence standards, applicable to audit committee members. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. In 2023, the Audit Committee met four times. A report by the Audit Committee is presented elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

❖	To develop an overall executive compensation philosophy, strategy, and framework consistent with corporate objectives and stockholder interests;
❖	To review, approve and recommend all actions relating to compensation, promotion, and employment-related arrangements for senior management, including severance arrangements;
❖	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
❖	To review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
❖	To review and approve or review and recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

During 2023, the Compensation Committee was comprised of Ms. Foran and Messrs. Daerr, Caliel and Smith, with Ms. Foran serving as its chair. The Board has affirmatively determined each

2023 Proxy Statement │ 28

current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b-3 of the Exchange Act.  The Compensation Committee met seven times during 2023. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

❖	To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
❖	To recommend to the Board directors for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles, and guidelines, and to assist the Board in implementing those practices;
❖	To lead the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

During 2023, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair.  The Board has affirmatively determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met five times during 2023.

Director Nominations by Stockholders

 Any stockholder who wishes to recommend a nominee for director for the 2025 Annual Meeting of Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and later in this proxy statement under the caption “Submission of Stockholder Proposals for 2025 Annual Meeting.”

 As provided in our Amended and Restated Bylaws, any stockholder notices of intention to nominate a director must include:

❖	The name and address of the stockholder;
❖	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;
❖	The number of shares of the Company that are beneficially owned by the stockholder; and
❖	A representation that the stockholder intends to appear virtually or in person at the meeting to nominate the person or persons specified in the notice.

In addition, the notice must contain the following information with respect to the person nominated by the stockholder:

❖	Name and address;
❖	A complete resume or statement of the candidate’s qualifications, including education,

2023 Proxy Statement │ 29

work experience, industry knowledge, membership on other boards of directors, and civic activity;
❖	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
❖	The consent of each such nominee to serve as a director if elected; and
❖	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at the 2024 Annual Meeting of Stockholders.

Annual Performance Evaluations

The Board and its committees conduct annual self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

Board Membership Matrix

The following tables reflect the composition, competencies and experience summary of our current Board of Directors.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Travis J. Boone	Michael J. Caliel	Richard L. Daerr, Jr.	Margaret M. Foran	Mary E. Sullivan	Quentin P. Smith, Jr.
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓		✓	✓	✓	✓	✓
Independent Director per ISS & GL	✓	✓		✓	✓	✓	✓	✓
Audit Committee Financial Expert							✓
Personal
Prior Public Board Experience	✓	✓		✓	✓	✓	✓	✓
Prior Private Board Experience	✓	✓		✓	✓	✓	✓	✓
# of other current public boards	0	0	0	1	0	0	0	0
Previous NACD Fellowship	✓	✓		✓	✓	✓	✓
Ethnic diversity			✓					✓
Gender diversity						✓	✓
Birth Year	Aug. 1957	Oct. 1943	July 1973	May 1959	Aug. 1944	Nov. 1954	Nov. 1956	June 1951
Director Since	May 2007	May 2007	Nov. 2022	Jan. 2019	May 2007	Oct. 2019	Jan. 2019	Jan. 2022
Retired or Employed Full Time	Retired	Retired	Employed	Employed	Retired	Employed	Employed	Employed
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓
Private Company Experience	✓	✓	✓	✓	✓	✓	✓	✓
Not-for-Profit Experience					✓	✓	✓	✓
Government Experience					✓		✓
Academia					✓	✓
Community Leadership / Philanthropic Experience	✓	✓	✓	✓	✓	✓	✓	✓
Board Committees
Audit		Member		Member			Chair	Member
Nominating and Governance		Chair				Member	Member
Compensation				Member	Member	Chair		Member
Decision-Making Experience at Executive Level ("DM") or Other Substantial Experience ("S")
Current or recent public company CEO	✓	✓	✓	✓				✓
Prior Committee expertise	✓	✓		✓	✓	✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓	✓
Consolidation/M&A expertise		✓	✓		✓	✓	✓	✓

2023 Proxy Statement │ 30

Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Accounting				✓		✓	✓
Marketing / Finance				✓	✓	✓	✓	✓
Technology / New media			✓				✓	✓
Human Resources / Compensation	✓						✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓
Corporate Governance		✓			✓	✓		✓
Legal / Compliance					✓	✓

2023 Proxy Statement │ 31

DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors on our Board during 2023.  Mr. Boone, who serves as our President and Chief Executive Officer in addition to serving as a director, is not entitled to any additional compensation as a director.  All amounts paid to Mr. Boone are reported in the charts under “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Stock Compensation(2)	Total
Thomas N. Amonett	$ 95,000	$ 90,000	$185,000
Michael J. Caliel	$ 85,000	$ 90,000	$175,000
Richard L. Daerr, Jr.(3)	$ 88,500	$ 90,000	$178,500
Margaret M. Foran	$ 95,000	$ 90,000	$185,000
Austin J. Shanfelter(4)	$154,166	$ 90,000	$244,166
Quentin P. Smith, Jr.	$ 85,000	$ 90,000	$175,000
Mary E. Sullivan	$ 95,000	$ 90,000	$185,000

(1)	Amounts in this column represent retainers and chairmanship fees as detailed in the chart.
(2)	Each of our non-employee directors was awarded 34,091 shares of common stock on May 18, 2023.
(3)	Mr. Daerr served as Lead Independent Director from September 2022 until March 1, 2023. For such service, Mr. Daerr was compensated $7,000 which is included in the “Fees Earned or Paid in Cash” portion of the table.
(4)	Mr. Shanfelter served as Executive Chair from September 2022 until March 1, 2023. On March 2, 2023, Mr. Shanfelter reverted to an Independent Director. His compensation for his Board Service and as Board Chair for 2023 were prorated for the 10-month period relating to Mr. Shanfelter’s status as an Independent Director.

The Compensation Committee of the Board of Directors retained Meridian Compensation Partners, LLC (“Meridian”), an independent consulting firm, to assist in determining the components and amounts of director compensation for 2023 based on comparisons of board compensation in similarly situated companies.

Our director compensation program typically consists of both cash and equity compensation.  In 2023, the Compensation Committee granted equity awards to our non-employee directors valued at $90,000 per director and currently expects to grant equity awards to non-employee directors during fiscal 2024.  The schedule of director fees for 2023 were as follows:

Fee Description	Annual Amount
Board Service Annual Cash Retainer*	$ 85,000
Board Chair Annual Additional Cash Fee*	$100,000
Each Committee Chair, Additional Annual Cash Fee	$ 10,000
Board Service Annual Equity Grant	$ 90,000
*Annual amount was prorated for Mr. Shanfelter’s status as independent director and Chair effective March 2, 2023, such that he received $70,833 and $83,333, respectively, for such service in 2023.

All cash retainers are paid quarterly in arrears.  The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred for attending Board and committee meetings.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the current executive officers of the Company. All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Travis J. Boone	50	President and Chief Executive Officer
G. Scott Thanisch	55	Executive Vice President, Chief Financial Officer and Treasurer
E. Chipman Earle*	51	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

*Mr. Earle was appointed Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary effective November 27, 2023.  Mr. Earle replaced Mr. Buchler, who assumed the role as Executive Vice President and Legal Advisor through December 31, 2023 and retired on January 1, 2024.

Below is a summary of the business experience of our current executive officers other than Mr. Boone, our President and Chief Executive Officer (whose business experience is included under the above caption “Nominees for Directors”).

G. Scott Thanisch

Executive Vice President, Chief Financial Officer

and Treasurer

Mr. Thanisch joined the Company in 2022. Prior to joining the Company, he co-founded and served as Chief Financial Officer from 2021 to 2022 for a Texas-based construction services start-up named MDR Partners. Mr. Thanisch was Chief Financial Officer of CHC Helicopter from 2017 to 2021 and Director of Finance and Treasury for specialty constructor PLH Group from 2014 to 2016. During his nearly 30-year career in corporate finance, he has championed technology-driven process improvements and deep operational engagement in the finance organization.

E. Chipman Earle

Executive Vice President, General Counsel,

Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Mr. Earle joined the Company effective November 27, 2023 as Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Prior to joining the Company, Mr. Earle was the Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary of Newpark Resources, Inc. (NYSE: NR).  Before his tenure with Newpark Resources, he served as General Counsel and Chief Compliance Officer of Bristow Group, Inc. (NYSE: VTOL) and Deputy General Counsel of Transocean Ltd. (NYSE: RIG). Prior to working as an in-house attorney, he was a corporate and securities attorney at Baker Botts LLP (Houston, Texas). Mr. Earle holds a Bachelor of Arts degree from Middlebury College, a Master's Degree in Business Administration from the University of Texas McCombs School of Business, and a Juris Doctorate degree from the University of Texas School of Law. With a career focused on worldwide legal, compliance and risk management, Mr. Earle brings valuable experience to the Company's executive leadership team.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The following two tables, based in part upon information supplied by officers, directors, and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the Record Date by:

❖	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
❖	Each of the Company’s directors during 2023;
❖	Each of the Company’s named executive officers during 2023, and
❖	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares Beneficially Owned	Percent of Shares[1]
Brandes Investment Partners, L.P.[2]	3,337,094	10.3%
AMH Equity LLC [3]	1,855,000	5.7%
Dimensional Fund Advisors, LP4	1,852,316	5.7%
Royce & Associates, LP5	1,825,535	5.6%

1 Calculated based on 32,441,871 shares of common stock outstanding on the Record Date.

2   Based on information set forth in a Schedule 13G filed with the SEC on January 10, 2024, by Brandes Investment Partners, L.P., Co-GP, LLC, Brandes Worldwide Holdings, L.P. and Glenn Carlson, 4275 Executive Square, 5th Floor, La Jolla, CA 92037, with respect to shares of common stock owned as of December 31, 2023. Each of the reporting persons reports shared voting power over 2,117,094 shares and shared dispositive power over 3,337,094 shares.

3   Based on information set forth in the amended Schedule 13G filed with the SEC on February 13, 2024, jointly by Leviticus Partners, L.P. and AMH Equity, LLC, 32 Old Mill Road, Great Neck, NY 11023, with respect to shares of common stock owned as of December 31, 2023.  AMH Equity Ltd. reports that it has sole voting power and sole dispositive power over 70,000 shares and Leviticus Partners, L.P. reports that it has sole voting power and sole dispositive power over 1,785,000 shares.

4 Based on information set forth in the amended Schedule 13G filed with the SEC on February 14, 2024, by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, with respect to shares of common stock owned as of December 29, 2023. Dimensional Fund Advisors LP, an investment adviser, reports that it has sole voting power over for 1,822,330 shares and sole dispositive power over all reported 1,852,316 shares.

5 Based on information set forth in the amended Schedule 13G filed with the SEC on January 24, 2024, by Royce & Associates, LP, 745 Fifth Avenue, New York, NY 10151, with respect to shares of common stock owned as of December 31, 2023.  Royce & Associates, LP, an investment advisor, reports it has sole voting power and sole dispositive power over all reported 1,825,535 shares.

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Security Ownership of Directors and Officers

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Owned (1)	Shares Acquirable Within 60 days Upon the Exercise of Stock Options (2)	Total Beneficial Ownership	Percent of Class (3)
DIRECTORS:
Thomas N. Amonett	265,769	-	265,769	*
Travis J. Boone, President & CEO	482,859	-	482,859	1.5%
Michael J. Caliel	185,000	-	185,000	*
Richard L. Daerr, Jr.	274,629	-	274,629	*
Margaret M. Foran	135,365	-	135,365	*
Austin J. Shanfelter, Chairman	467,039	-	467,039	1.4%
Quentin P. Smith, Jr.	77,278	-	77,278	*
Mary E. Sullivan	235,492	-	235,492	*
NAMED EXECUTIVE OFFICERS:
G. Scott Thanisch	163,811	-	163,811	*
E. Chipman Earle	69,602	-	69,602	*
Peter R. Buchler (4)	375,670	97,626	473,296	1.5%
Directors and Current Executive Officers as a group (10 Persons):	2,356,844	-	2,356,844	7.3%

* Less than 1%

(1)	Includes time-based restricted stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Includes shares of our common stock that may be acquired under outstanding stock options that are currently vested or will vest within 60 days of the Record Date.
(3)	Calculated based on 32,441,871 shares of common stock outstanding on the Record Date. For each individual who holds options, this percentage is determined by assuming the holder exercises all of the options that are vested on or within 60 days of the Record Date.
(4)	On November 27, 2023, we announced Mr. Buchler would retire from the Company effective January 1, 2024, and that he would continue to serve in the role of Executive Vice President and Legal Advisor through the end of 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Committee”) made its compensation decisions for our 2023 NEOs listed below:

NEO	TITLE
Travis J. Boone	President and Chief Executive Officer
Scott Thanisch	Executive Vice President, Chief Financial Officer and Treasurer
E. Chipman Earle	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary
Peter R. Buchler	Retired Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Executive Transition

On November 27, 2023, we announced the appointment of Mr. Earle as the Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary.   Also on November 27, 2023, we announced that Mr. Buchler would retire from the Company effective January 1, 2024, and that he would continue to serve in the role of Executive Vice President and Legal Advisor through the end of 2023.

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation program is structured to support our business strategy and to ensure long-term alignment between our executives and our stockholders.

Business Highlights

We executed against our three-point strategic plan in 2023 that included improving the profitability of the concrete business, strengthening business development to drive growth, and investing in resources to realize Orion’s full potential. Through strong and focused execution during the year, we achieved our near-term objectives, including strengthening our business development team; rebuilding our IT infrastructure for more oversight and scalability, opening a new office location in Louisiana to expand our presence in the state; and rebranding our TAS concrete division under the Orion banner.  We also fortified our balance sheet and liquidity by securing a $103 million credit facility and closing $26 million in equipment and real estate sale-leaseback transactions. We also achieved a significant improvement in our fourth quarter profitability metrics:

◾	Gross profit margin increased 620 basis points to 11.4% versus 5.2% for the comparable period last year.
◾	Adjusted EBITDA was $14.8 million, or a 7.3% Adjusted EBITDA margin in Q4 2023--a significant improvement over $3.2 million, or a 1.6% adjusted EBITDA margin in Q4 2022.
◾	Concrete segment Adjusted EBITDA margin was 5.3% versus negative 1.8% year-over-year.

2023 Proxy Statement │ 36

Amid our phased, strategic shifts, we have won some of the largest projects in our Company’s history and now have a much greater backlog mix of high-value, higher margin projects to support revenue growth and profitability in 2024 and beyond. With our pipeline of opportunities growing from $3 billion to over $11 billion in just over a year, our business development efforts are gaining real traction.  Our operational success is only heightened by our safety performance and in 2023, our Company was recognized for Outstanding Safety Leadership by the Council for Dredging and Marine Construction Safety.

What we accomplished in 2023 has transformed Orion into a more focused, more competitive, and more driven company. While our 2023 financial performance improved over the prior year, we are in the early stages of what our team can deliver going forward. We have the best people in the industry who are laser-focused on execution, growing revenues, and improving margins. Our compensation program is structured to ensure that we continue to provide competitive pay and benefits for our people, including our executive officers, so that we can not only retain our current people, but also attract others who we will need on our journey toward our ultimate goal of being the premiere specialty construction company.

SUMMARY OF 2023 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2023 program include:

❖	Base Salaries: No changes were made to Messrs. Boone, Buchler or Thanisch’s salaries for 2023, and the Committee established the base salary for Mr. Earle.
❖	Annual Bonuses: For 2023, the Committee established goals under our NEO Bonus Plan (“NBP”) for Adjusted EBITDA (60% weight), Strategic Objectives (30%) and Individual Objectives (10%). The Committee established target level bonus awards for 2023 for Mr. Boone at 100% of his annual salary, Mr. Thanisch at 75% of his annual salary, and Mr. Buchler at 60% of his annual salary. Based upon 2023 actual financial and operational performance, including Adjusted EBITDA of $23.8 million relative to a target of $27.5 million and successful execution of several key corporate strategic and individual objectives, the Committee approved bonuses at 100% of target for Mr. Boone, 100% of target for Mr. Thanisch, and 86.5% of target for Mr. Buchler. Mr. Earle did not begin his employment with the Company until the fourth quarter of 2023, and therefore he was not eligible to receive a bonus for 2023 per the terms of the NBP.
❖	Equity Awards: Due to management transition and strategic planning activity during 2022, that continued into 2023, the Committee did not approve any routine equity awards for our NEOs during 2023. In 2023, the Committee approved the performance conditions applicable to the new-hire grants of Performance Stock Units (“PSUs”) to Mr. Boone and Mr. Thanisch that were offered to them in 2022. More specifically, the Committee determined that the 2023 PSUs may be earned based upon Company financial performance over a three-year period, with 75% tied to return on invested capital (“ROIC”) and 25% tied to achievement of a stock price of at least $6.00 per share for the 20 consecutive trading days at the end of the performance period. The Committee also approved a new hire equity grant in November 2023 consisting of time-vested restricted stock and PSUs for Mr. Earle. The performance conditions for Mr. Earle’s PSUs, which were approved by the Committee in March 2024, provide that Mr. Earle’s 2023 PSUs may be earned based upon Company financial performance over a three-year period ending December 31, 2026, with 50% tied to ROIC and 50% tied to relative total shareholder return among the Company’s peer group. We anticipate returning to a more routine annual grant of equity awards beginning in 2024, as discussed later in this CD&A.

2023 Proxy Statement │ 37

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our committee in its decision-making process, enhances our ability to manage compensation-related risk, and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Robust executive and director stock ownership requirements	No hedging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control
Equity and cash incentive compensation subject to clawback (new for 2023)

2023 SAY ON PAY

At our 2023 annual meeting of stockholders, we received 80.5% support for our advisory vote on executive compensation. The Committee values the input of our stockholders on the design of our executive compensation program. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including various aspects of our executive compensation program. While we believe that the 2023 vote reflects strong stockholder support for our program, we are committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

80.5% Support in 2023

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CEO PAY AT A GLANCE: ensuring stability through transition

Our program has historically been structured to place a majority of CEO compensation at risk, with realizable value dependent upon Company financial and stock price performance. During 2023, we maintained our focus on at-risk and variable compensation while seeking to ensure stability as we transitioned to a new leadership team.

The following table summarizes key components of target compensation paid to our Chief Executive Officer in 2022, 2023 and 2024.

	Mr. Boone 2022 Target Compensation	Mr. Boone 2023 Target Compensation	Mr. Boone 2024 Target Compensation	Notes
Base Salary	$750,000	$750,000	$800,000	Actual 2022 salary prorated for hire date in September 2022
Target Annual Incentive	100% of base salary	100% of base salary	100% of base salary	Actual bonus for 2023 was $750,000, representing 100% of target
Target Long-term Incentive	◾ $1,200,000 in restricted stock vesting 1/3 per year over three years, $200,000 of which were intended to replace forfeited stock from Mr. Boone’s previous employer
◾
$650,000 in PSUs that cliff vest at the end of the three year performance period
◾
25% based upon ROIC
◾
75% based upon achievement of a minimum stock price of $6.00 for at least 20 consecutive trading days at the end of the performance period

◾$990,000 in PSUs that cliff vest at the end of a three-year performance period
◾50% based upon ROIC
◾50% based on relative total shareholder return among the Company’s peer group
◾$660,000 in restricted stock vesting 1/3 per year over three years

Mr. Boone’s initial letter agreement in 2022 anticipated a combined grant of time-based restricted stock and PSUs.

Due to management transition and strategic planning activity, the granting of the PSUs was delayed until March 29, 2023.

2023 Proxy Statement │ 39

CEO Compensation
Actual Compensation 2022 - 2023	2024 Target Compensation

WHAT GUIDES OUR PROGRAM

We are one of the leaders in the specialty construction industry largely because of our highly experienced and talented people. To ensure that we are positioned for continued success in the future, we must attract, retain, and engage the talent necessary to grow, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and Company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	Provide the majority of NEO pay in the form of short-term cash incentives and long-term equity incentives whose realized value is primarily dependent upon our financial performance
Stockholder Alignment

Encourage and facilitate meaningful long-term share ownership by our NEOs through annual long-term incentive (“LTI”) awards and robust share ownership guidelines supplemented by anti-hedging and clawback policies

Attract and retain highly qualified talent

Target NEO compensation opportunities to be competitive for similarly situated executives in our peer group

Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

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PRINCIPAL ELEMENTS OF COMPENSATION

Following 2022, which was a year of significant management transition, a primary focus of our program during 2023 was to ensure stability of leadership through that transition and to ensure that we were able to attract and retain new executive leadership. As noted above, the performance units that we agreed to award Mr. Boone under his offer letter in 2022 were not awarded until 2023 following our strategic planning activities with new senior leadership and no regular annual equity grants were made to our NEOs during 2023. Beginning in 2024, our executive compensation program has stabilized and includes the following annual components:

Pay Elements	Form	Description
Base Salary	Cash (fixed)	Fixed cash payment for performing day-to-day responsibilities Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured within the current year
LTI Awards	Equity (variable)

Restricted stock with time-based vesting restrictions that provide immediate retention value and direct alignment with stockholders by encouraging long-term share ownership

PSUs with vesting tied to achievement of ROIC and relative TSR among the Company’s peer group over a three-year performance period.

OUR PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
❖

Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;

❖	Reviewing and approving all Company goals and objectives (both financial and nonfinancial) relevant to the compensation of the CEO;
❖	Evaluating, together with the other independent directors, the performance of the CEO in light of these goals and objectives and the quality and effectiveness of his leadership;
❖	Recommending to the Board for approval by the independent directors each element of the compensation of the CEO;
❖	Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for preparing the performance evaluations of the non-CEO executive officers);

2023 Proxy Statement │ 41

❖

Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management; and

❖	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

The Committee works closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request but is not present when the Committee makes determinations regarding his compensation, assists the Committee in determining the compensation of all NEOs other than himself. Input provided by our CEO includes:

❖	Recommending any annual merit increases to the base salaries of the other NEOs;
❖	Recommending Company financial and strategic performance objectives applicable to the bonuses of the other NEOs and assisting the Committee with evaluating the Company’s performance against such objectives; and
❖	Recommending any LTI awards for other NEOs.

The other NEOs do not have a role in determining their own compensation.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent advisor to assist the Committee in evaluating our executive compensation. Meridian Compensation Partners (“Meridian”) has served as an independent advisor to the Committee since their initial engagement in 2020. Meridian reports directly and exclusively to the Committee. During 2023, Meridian provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs, as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and based on the information provided by Meridian, determined that they were independent in providing executive compensation consulting services.

THE ROLE OF PEER GROUPS AND MARKET DATA

Providing a competitive pay package is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points to assist well-informed compensation decisions.

The Committee periodically reviews the appropriateness of our pay posture in light of Company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For 2023 NEO compensation decisions, the Committee considered market data provided by Meridian that reflected compensation for a peer group of 16 publicly traded engineering and construction firms. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Meridian as potential competitors for talent with

2023 Proxy Statement │ 42

businesses of similar financial size and scope. Each year, the Committee reviews the peer group in order to determine whether the companies in the group remain appropriate. Each of the 16 companies included in the 2023 peer group compensation review is listed below. These same peers are being used for purposes of measuring relative TSR for the PSUs that were awarded to the NEOs in March 2024.

COMPENSATION AND TSR PERFORMANCE PEER GROUP
Company Name	Industry Focus
Ampco-Pittsburgh Corporation	Steel
Argan, Inc.	Construction & Engineering
Construction Partners, Inc.	Construction & Engineering
Eagle Materials	Construction Materials
Great Lakes Dredge & Dock	Construction & Engineering
Gulf Island Fabrication	Oil & Gas Equipment & Services
IES Holdings	Construction & Engineering
INNOVATE Corp.	Construction & Engineering
Insteel Industries	Building Productions
L.B. Foster Company	Industrial Machinery
Limbach Holdings, Inc.	Construction & Engineering
Matrix Service Company	Construction & Engineering
Northwest Pipe Company	Construction & Engineering
Sterling Infrastructure, Inc.	Construction & Engineering
Team, Inc.	Environmental & Facilities Svcs.
VSE Corporation	Diversified Support Services

At the time of the annual review, our annual revenues fell within the middle range of the peer group. As in past years, the Committee will review and revise this group as appropriate in 2024.

To supplement the peer group data (which were collected from proxy compensation disclosures), Meridian also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues comparable to our own. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

2023 executive compensation program in detail

Base Salary

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another. There were no changes to the executive officer salaries during 2023, and the committee established Mr. Earle’s salary upon his joining the Company in November 2023. The following table reflects NEO base salaries for 2022 and 2023, and approved NEO salaries for 2024.

2023 Proxy Statement │ 43

NEO	September 2022 Annualized Base Salary	December 2023 Annualized Base Salary	March 2024 Annualized Base Salary
Mr. Boone[1]	$ 750,000	$ 750,000	$ 800,000
Mr. Thanisch[2]	$ 425,000	$ 425,000	$ 450,000
Mr. Earle[3]	--	$ 410,000	$ 410,000
Mr. Buchler[4]	$ 375,000	$ 375,000	--

1 Mr. Boone was appointed as our President and Chief Executive Officer on September 12, 2022.

[2]	Mr. Thanisch was appointed as our Executive Vice President and Chief Financial Officer on September 12, 2022.
[3]	Mr. Earle was appointed as Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary on November 27, 2023.
[4]	Mr. Buchler retired from the Company effective January 1, 2024.

Annual Cash Incentives Overview

Annual cash incentive opportunities for Messrs. Boone, Buchler and Thanisch during 2023 were provided through our NEO Bonus Plan (“NBP”), as described below.  Mr. Earle, who was hired in the fourth quarter of 2023, was not eligible to receive an annual cash incentive opportunity for 2023 per the terms of the NBP.

NEO Bonus Plan Design

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEO’s level of responsibility and his ability to impact overall results. Actual bonus payouts under the plan are typically contingent upon achievement of specific financial, strategic, and individual goals, as shown:

Corporate Financial Performance Adjusted (EBITDA)	+	Strategic Goal Achievement Factor	+	Individual Goal Achievement Factor	=	Earned Bonus

2023 Proxy Statement │ 44

2023 Goals And Achievement

Our 2023 NBP included a mix of financial, strategic and individual goals.

Financial Performance (60% weight)

	Performance Goals			Actual	Percent of Target Earned
Category	Threshold	Target	Maximum
EBITDA $MM	$22.0	$27.5	$33.0	$23.8	66.4%

In addition to financial performance, the Committee evaluated achievement relative to corporate strategic goals and individual goals for each of the NEOs.

Strategic Goals (30% weight)

The Committee evaluated strategic goal achievement based upon the accomplishments described below. Each of our NEOs were assessed based upon the extent to which each contributed to these achievements.

Strategic Accomplishments
New debt financing: Completed White Oak bank deal
Increase backlog: More than doubled backlog to $900 million
Increase stock price: More than doubled stock price during the year to over $4.00 per share

Individual Performance (10%)

In addition to strategic corporate goals, the Committee evaluated individual goal achievement based upon the accomplishments described below.  Each of our NEOs was assessed based upon the extent to which he achieved his individual goals.

Mr. Boone
Individual Accomplishments
Key hires: Brought in numerous key hires to drive growth and improved financial and operational performance
Supporting business development: Made investments in key business development resources and focused on strategic pursuits to build backlog
Increasing surety/bonding capacity: Obtained $200MM in additional bonding capacity and positioned the Company to build more capacity in 2024

2023 Proxy Statement │ 45

Mr. Thanisch
Individual Accomplishments
Redesign investor relations: Brought in Financial Profiles to assist with investor relations
Redesign budget process: Adopted a proactive approach, that was very successful in 2023 resulting in more alignment among management and with the Board alignment
Enhance I.T.: Hired a new I.T. executive, achieved eligibility for cyber insurance for Orion, improved resilience of systems with a move to data centers and improved internal controls

Mr. Buchler
Individual Accomplishments
Work with successor to ensure smooth transition: Mr. Buchler’s efforts were critical to a successful General Counsel transition

Award Determination For 2023 Performance

The table below provides a summary of how the financial, strategic, and individual performance assessments combined to produce individual bonus payouts for each of our NEOs.

Executive	Approved Payout Factor	Target Bonus	Approved Bonus

Mr. Boone	100.0%	$750,000	$750,000
Mr. Thanisch	100.0%	$318,750	$318,750
Mr. Buchler	86.5%	$225,000	$194,640

Long-Term Equity Incentives

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool.

As noted above, considering the continued on-boarding of our new executives and our desire to finalize previously offered equity awards, during 2023, the Committee did not grant any routine equity awards, but approved LTI grants to our three new NEOs: Mr. Boone, Mr. Thanisch, and Mr. Earle, as described below.

Mr. Earle’s new hire LTI grants were made upon his hiring in November 2023 and are weighted 60% ($300,0000) in time-based restricted stock that vest in equal annual tranches over a period of three years and 40% ($200,000) in PSUs based on stock price at market close on the start date of employment that cliff vest after a three-year performance period in respect of fiscal years 2024, 2025 and 2026.  The performance conditions for Mr. Earle’s PSUs

2023 Proxy Statement │ 46

were approved by the Compensation Committee in March 2024. These PSUs may be earned at the end of a three-year performance period based upon relative total shareholder return among the Company’s peer group (weighted at 50%) and ROIC performance over the same time period (weighted at 50%).

Mr. Boone & Mr. Thanisch: The 2022 letter agreements for each of Messrs. Boone and Thanisch provided for LTI awards in the form of PSUs and time-based restricted stock. The time-based restricted stock was granted in 2022. Due to the timing of goal-setting and budget approval following our strategic planning activity, the grant date of the PSUs was delayed until March 2023 when the performance conditions for those PSU awards were approved by the Committee (the “2023 PSU awards”).

The 2023 PSU awards, described in more detail below, were the only equity awards granted to Messrs. Boone and Thanisch in 2023. These PSUs may be earned at the end of a three-year performance period based upon achievement of a specified level of stock price performance (weighted at 25%) and ROIC achieved over the same time period (weighted at 75%):

2023 Performance Unit Design
Return on Invested Capital (75% Weight)	Absolute Stock Price (25% Weight)
◾
Shares may be earned at the end of three years based upon achievement of a pre-established target level of average annual ROIC over a three-year period.
◾
The Compensation Committee chose ROIC as a performance measure due to the importance of capital efficiency to our business strategy, and its importance as a long-term measure of value creation.

◾
Shares may be earned at the end of three years based upon achievement of a $6.00 or higher average closing stock price for the 20 consecutive trading days at the end of the three-year performance period.
◾
The Compensation Committee chose absolute stock price as a performance measure for the 2023 PSU awards to enhance shareholder alignment and to emphasize the importance of growing shareholder value.

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2023 Long-Term Incentive Award Grants

The table below shows the long-term incentive awards granted in 2023 to each of the NEOs.

NEO	PSUs (#)	Time-Based Restricted Stock (#)	Total Grant Value
Mr. Boone (1)	241,636	--	$ 650,000
Mr. Thanish (1)	87,273	--	$ 240,000
Mr. Earle (2)	--	61,602	$ 300,000
Mr. Buchler	--	--	$ --

(1)	Mr. Boone's and Mr. Thanisch's PSUs are listed at target and cliff vest at the end of three years based on 75% ROIC and 25% Absolute Stock Price. The number of performance units that may ultimately be paid ranges from 0% to 200% with respect to the ROIC portion of the award and either 0% or 100% for the Absolute Stock Price portion of the award. Mr. Boone and Mr. Thanisch received their time-based restricted stock in August and September 2022, respectively, as part of their sign-on packages.

(2)	Mr. Earle's 41,068 PSUs were included as part of his offer package in November 2023, but the applicable performance conditions were not approved by the Compensation Committee until March 2024, so have not been included in this table as they were not considered to have been granted until 2024.

2024 Long-Term Incentive Program

Due to executive transition, our 2022 and 2023 NEO LTI grants were not representative of a “routine” year for our executive compensation program. For 2024, the Committee approved grants that included both time-based restricted stock and PSUs, as summarized below.

40% of total value)	30% of total value)	TSR 30% of total value)
2024 Long-Term Incentive Plan Design
Time-Vested Restricted Stock (40% of total value)	Performance Stock Units ROIC (30% of total value)	Performance Stock Units Relative TSR (30% of total value)
◾ Shares will vest in equal annual increments over three years.	◾ Shares may be earned at the end of three years based upon achievement of a pre-established target level of average annual ROIC over a three-year period.	◾ Shares may be earned at the end of three years based upon our total shareholder return (TSR) performance relative to our performance peer group.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Requirements

To further enhance our executives’ and directors’ focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

Covered Position	Stock Ownership Requirement (Minimum Value)

2023 Proxy Statement │ 48

CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted stock, and the in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the applicable minimum ownership requirement.

Benefits

Each NEO is eligible to participate in the same benefit plans and programs that are (or in the future may be) available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. This also includes our 401(k) plan, which provides that we match 100% on the first 3% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan.

Each of our NEOs is also eligible to participate in our Medical Expense Reimbursement Plan, which reimburses our NEOs and other senior management for qualifying expenses that are not otherwise covered by our standard health insurance or health care plans. We do not offer any other supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel.  We believe providing our NEOs with an auto allowance and reimbursing their qualifying medical expenses meet a legitimate business need and are competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend, or add to the officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

INSIDER TRADING AND SPECULATION IN ORION STOCK

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.  Furthermore, our established policies prohibit (i) trading in the securities of other companies about which an individual has obtained or received material nonpublic information by virtue of his/her relationship with our Company; and (ii) communicating any such material nonpublic information (of Orion or another company with which Orion does business) to others who may trade on or while in possession of such information.

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RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

The Compensation Committee, with the assistance of Meridian, has assessed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

As of the Record Date, each of our NEOs, other than Mr. Buchler, was party to an employment agreement with the Company that includes a fixed term that expires in September 2026.  The post-employment compensation provisions of each of these employment agreements is described under the related heading below.  Each of the employment agreements provides severance benefits in the event of certain qualifying termination events.  In the case of Mr. Buchler, he also entered into a letter agreement in 2023 providing specific severance benefits that were contingent upon his remaining employed during a retention period intended to transition the role of the General Counsel to a new hire.

Upon the adoption of a Severance Plan, a Change-in-Control Plan, and a Retirement Policy, our Compensation Committee anticipates that future executive officers may no longer be offered employment agreements and the existing employment agreements with our current NEOs will not be renewed beyond September 2026.

POST-EMPLOYMENT COMPENSATION

Under their employment agreements, Messrs. Boone, Buchler, Earle and Thanisch are entitled to certain severance benefits in the case of a qualifying termination. Severance payments following a change in control are subject to a double trigger and we do not provide excise tax gross-up payments.

Absent a change in control, in the event of a resignation for “good reason” or a termination without “cause” (as such terms are defined in the agreement), each of our NEOs is entitled to continued payment of their respective base salary at the time for one year after termination and a lump sum payment equal to any earned but unpaid bonus with respect to the Company’s most recently completed fiscal year. Following a change in control, in the event a resignation for “good reason” or a termination without “cause”, each of our NEOs is entitled to receive a lump sum payment equivalent to a multiple of the NEO’s base salary and a multiple of the most recent bonus awarded to the NEO (a “Change-in-Control Severance Payment”). In the case of Mr. Buchler, his employment agreement provided for a Change-in-Control Severance payment equal to 30 months of salary and 2.5 times the most recent bonus awarded to him.  In the case of Messrs. Boone, Earle and Thanisch, each of their respective employment agreements provide for a Change-in-Control Severance payment equal to 36 months of salary and 3.0 times the bonus paid to the NEO for the most recently completed fiscal year prior to the NEO’s termination date. With respect to unvested equity, NEOs may exercise vested stock options following termination, but upon termination all unvested restricted stock and PSUs lapse according to the terms of our long-term incentive plan. Severance payments following a change in control are subject to a double trigger, and we do not provide any tax gross-up payments.

Consistent with the terms of his employment agreement, Mr. Buchler entered into a letter agreement on July 31, 2023 which superseded his employment agreement and provided that:    (i) he would receive severance benefits (including salary continuation and certain other severance payments and allowances) for twelve months after his retirement, (ii) he would remain

2023 Proxy Statement │ 50

eligible to receive a 2023 bonus under the NEO Bonus Plan, (iii) all of his outstanding restricted stock awards and PSUs will continue to vest through the first anniversary of his retirement, (iv) all of his outstanding stock options will continue to be exercisable through the earlier of the tenth anniversary of award or the first anniversary of his retirement, and (v) the Restricted Period under his employment agreement will  end on the first anniversary of his retirement date.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, to ease any transition between executive officers and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

TAX DEDUCTIBILITY OF COMPENSATION

The Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee of the Board of Directors

Margaret M. Foran (Chair)

Michael J. Caliel

Richard L. Daerr, Jr.

Quentin P. Smith, Jr.

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EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to, or paid to anyone who served as a NEO of the Company during 2023.

Summary Compensation Table

Name	Year	Salary[1]	Bonuses	Non-Equity Incentive Plan Compensation[2]	Equity Awards[3]	All Other Compensation[4]	Total
					Stock Awards
Travis J. Boone President & CEO	2023	$ 750,000	$ 0	$ 750,000	$ 650,000	$ 277,710	$ 2,427,710
	2022	$ 216,346	$ 188,000	$ 0	$ 1,200,000	$ 5,708	$ 1,610,054
G. Scott Thanisch EVP, CFO & Treasurer	2023	$ 425,000	$ 0	$ 318,750	$ 240,000	$ 97,429	$ 1,081,179
	2022	$ 122,596	$ 94,000	$ 0	$ 360,000	$ 7,916	$ 584,512
E. Chipman Earle, EVP, CCO, CAO, GC & Corporate Secretary	2023	$ 31,538	$ 0	$ 0	$ 300,000	$ 2,581	$ 334,119

FORMER OFFICER
Peter R. Buchler EVP, GC, CCO, CAO & Corporate Secretary	2023	$ 375,000	$ 0	$ 194,625	$ 0	$ 49,579	$ 619,204
	2022	$ 375,000	$ 14,719	$ 0	$ 150,000	$ 37,948	$ 577,667
	2021	$ 368,750	$ 0	$ 0	$ 408,800	$ 38,057	$ 815,607

[1]	Salary paid during each respective year. Messrs. Boone and Thanisch were employed beginning September 12, 2022. Mr. Earle was employed beginning November 27, 2023.
[2]

For information regarding the NBP for fiscal 2023, please see the discussion entitled “2023 Executive Compensation Program in Detail – Annual Cash Incentives Overview” in the Compensation Discussion and Analysis section of this proxy statement.

[3]

Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718.  Includes both our time-based restricted shares and our PSUs.  We value our restricted shares and PSUs at the closing price of a share of our common stock on the grant date. For more information on how we value our equity awards, please see Note 15 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.  For more information on the equity awards granted during fiscal 2023, please see the next table (“Grants of Plan-Based Awards”).

[4]

The 2023 figure for each NEO includes: (a) an automobile allowance for Mr. Boone ($14.185), Mr. Thanisch ($14,815), Mr. Buchler ($14,815), and Mr. Earle ($1,154); (b) relocation allowance for Mr. Boone ($182,464) and  Mr. Thanisch ($10,000); and (c) a housing allowance for Mr. Boone ($50,737) and Mr. Thanisch ($44,206). Additionally, the Company paid a matching contribution under the 401(k) Plan ($13,200 for Mr. Boone; $11,284 for Mr. Thanisch; and $12,115 for Mr. Buchler, respectively) as well the monthly premiums of $1,427 per month for a medical expense reimbursement plan for each of Messrs. Boone ($17,124), Thanisch ($17,124), Buchler ($17,124), and Earle ($1,427).

2023 Proxy Statement │ 52

Grants of Plan Based Awards

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Value of Stock and Option Awards[4] ($)
Name and Type of Grant	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Travis J. Boone[2]
Performance Based Units	3/29/2023	─	─	─	90,614	241,636	422,863	─	$ 650,000
G. Scott Thanisch[2]
Performance Based Units	3/29/2023	─	─	─	32,727	87,273	152,728	─	$ 240,000
E. Chipman Earle[3]
Restricted Shares	11/27/2023	─	─	─	─	─	─	61,602	$ 300,000
Peter R. Buchler
	─	─	─	─	─	─	─	─	─

1   Represents the threshold, target and maximum possible awards that could be earned by each NEO under our NBP for fiscal 2023 performance.  The actual amount paid to each NEO under the NBP for 2023 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” No payouts were made under our NBP for the fiscal year ended December 31, 2023.

2  For Messrs. Boone and Thanisch, these PSUs were approved in 2022, but not granted until March 29, 2023.

3  For Mr. Earle, these time-based restricted shares will vest in three equal installments on the first three anniversaries of the grant date, subject to the holder’s continuous employment.

4Represents the grant date fair value of our equity awards, as determined under ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year End 2023

The following table reflects all outstanding equity awards held by our NEOs as of the year ended December 31, 2023:

		Option Awards(1)				Stock Awards
						All Other Stock Awards(2)		Equity Incentive Plan Awards(3)
NEO	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(3) ($)
		Exercisable (#)	Unexercisable (#)
Travis J. Boone	8/15/2022					297,396	$1,469,136
	3/29/2023							241,636	$ 1,193,682

Scott Thanisch	9/12/2022					87,272	$ 431,124
	3/29/2023							87,273	$ 431,129

E. Chipman Earle	11/27/2023					61,602	$ 304,314

Peter R. Buchler	11/20/2014	14,063		$ 11.35	11/20/2024
	5/19/2016	25,449		$ 4.94	05/19/2026
	5/25/2017	26,639		$ 7.22	05/25/2027
	05/24/2018	31,475		$ 7.46	05/24/2028
	05/21/2021					10,666	$ 52,690

(1)	All unvested stock option awards vest one-third on the first, second and third anniversaries of the grant date, subject to the holder’s continued employment. All such options are fully vested.
(2)	The 2022 grants to Messrs. Boone and Thanisch and the 2023 grant to Mr. Earle represent time-based restricted stock, one-third of which, subject to the holder’s continued employment, vest on the first, second and third anniversaries of the grant date. The 2021 grant to Mr. Buchler represents the final one-third portion of his 32,000 original grant of time-based restricted shares in 2021 which will vest in May 2024.
(3)	The 2023 grants to Messrs. Boone and Thanisch represent PSUs that cliff vest on the third anniversary of the date of grant, subject to satisfaction of specific performance conditions and the holder’s continued employment.
(4)	Based on the $4.94 closing price of a share of our common stock on the last trading day of the 2023 fiscal year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (*) ($)
Travis J. Boone	-	-	148,701	$ 508,557
G. Scott Thanisch	-	-	43,637	$ 209,458
E. Chipman Earle	-	-	-	-
Peter R. Buchler	-	-	49,779	$ 150,183
* Determined based on the closing price of a share of our common stock on the date of vesting.

2023 Proxy Statement │ 54

CEO PAY RATIO DISCLOSURE

We determined that the 2023 annual total compensation of the median compensated employee who was employed as of December 31, 2023, other than our CEO, Travis J. Boone, was $65,628. Mr. Boone’s 2023 annual total executive compensation as reported in the Summary Compensation Table totaled $2,427,710 and the ratio of these amounts was 37 to 1. As of December 31, 2023, we had a total of 1,757 employees, including temporary employees and independent contractors paid by third parties but excluding Mr. Boone.

To identify the median employee compensation, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses, and auto allowance for fiscal 2023, annualizing the CACM for those employees hired during 2023.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay-Versus-Performance

 The following table presents certain information regarding compensation paid to the Company’s CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2023.  The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

In this table, executive pay is presented in two ways: (1) total compensation as disclosed in the Summary Compensation Table (“SCT”) for the relevant year and (2) “compensation actually paid” (“CAP”) for the same year, calculated as required by SEC rules, which is intended to, among other things, adjust SCT totals to capture year-over-year changes in the value of unvested equity awards that are outstanding at the end of that year or vest during that year.

A description of the relationship between executive pay and certain performance metrics are located below the table.

For further information regarding our pay-for-performance philosophy and how we align executive compensation with our performance, please see “Compensation, Discussion and Analysis.”

2023 Proxy Statement │ 55

Pay for Performance Table

	Current PEO (1)		Former PEO (2)		Former PEO (3)		All Other NEOs (4)		Value of Initial Fixed $100 Investment Based on Company TSR (7)($)	Net Loss ($ millions)
Year	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	Average SCT Total (5)($)	Average CAP (6)($)
2023	$ 2,427,710	$ 3,887,891	$ -	$ -	$ -	$ -	$ 678,526	$ 834,937	$ 207.56	$ (17;9)
2022	$ 1,416,346	$ 1,278,057	$ 1,685,385	$ 1,575,347	$ 817,354	$(514,264)	$ 523,386	$ 390,689	$ 63.13	$ (12.6)
2021	$ -	$ -	$ -	$ -	$2,032,150	$2,155,691	$ 936,557	$ 561,014	$ 76.01	$ (14.6)

(1) Current PEO refers to Travis J. Boone, who was appointed as our President and CEO as of September 12, 2022.

(2) Refers to Austin J. Shanfelter, who served as Interim Chief Executive Officer and Interim Chief Financial Officer from April 6, 2022 to September 12, 2022.

(3) Refers to Mark R. Stauffer, who served as President and CEO during 2021 and through April 6, 2022.

(4) All Other NEOs refers to all named executive officers, other than the PEO or former PEOs, who were designated as such under the SEC’s executive compensation disclosure rules based on their position and the compensation paid to them during the relevant year shown in the chart. All Other NEOs for each year consists of the following officers: for 2023, Messrs. Buchler, Earle and Thanisch, and for 2022, Mr. Thanisch and Mr. Buchler, and for 2021, Mr. Robert L. Tabb and Mr. Buchler.

(5) The totals in these columns reflect amounts (or averages) reported in our Summary Compensation Table for the applicable year.

(6) The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” as computed in accordance with Item 402(v) of Regulation S-K. To calculate CAP, the corresponding SCT total was adjusted as detailed below as required by SEC rules. For a reconciliation of SCT to CAP, please see the next two tables.

(7)Reflects the cumulative shareholder return over the relevant measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common stock at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest fiscal year in the table and the measurement end point of the closing price of our common stock on the last trading day of the fiscal year in the table. With respect to the measurement period reflected in the table, the closing price of our common stock on December 31, 2020 was $4.96, on December 31, 2021 was $3.77, on December 31, 2022 was $2.38, and on December 31, 2023 was $4.94.

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

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SCT to CAP Reconciliation — PEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2023	$2,427,710	$ (650,000)	$1,193,682	$ -	$ 761,334	$ 154,649	$ -	$3,887,891
2022(A)	$1,416,346	$(1,200,000)	$1,061,711	$ -	$ -	$ -	$ -	$1,278,057
2022(B)	$1,685,385	$(1,200,000)	$ 597,132	$ 492,830	$ -	$ -	$ -	$1,575,347
2022(C)	$ 817,354	$ -	$ -	$ -	$ -	$(195,713)	$(1,135,905)	$(514,264)
2021	$2,032,150	$(1,322,200)	$1,122,966	$ 423,613	$ (235,726)	$ 134,888	$ -	$2,155,691

(1)	Represents the grant date fair value of the equity awards to our PEOs, as reported in the Summary Compensation Table.

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

SCT to CAP Reconciliation — Average of All Other NEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)		Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
				Add Fair Market Value for Vested during Year ($)
2023	$678,526	$(180,000)	$245,148	$245,148	$ 83,574	$ 45,770	$ (38,080)	$834,937
2022	$523,386	$(255,000)	$155,782	$ 75,000	$ (75,370)	$ (33,110)	$ -	$390,689
2021	$936,557	$(540,900)	$199,727	$141,206	$(41,946)	$41,202	$(174,833)	$561,014
(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

Relationship Between Company Performance and Compensation Actually Paid

Our “total shareholder return,” as set forth in the above table, during the period ended December 31, 2023 increased by 108% compared to (a) an increase in “compensation actually paid” to our PEO from $1,278,057 in 2022 to $3,887,191 in 2023 primarily due to additional compensation expense resulting from the management transition and (b) an increase in average “compensation actually paid” to our non-PEO NEOs from $390,689 in 2022 to $834,937 in 2023. In addition, our net loss during the two-year period ended December 31, 2023 increased by 42%, from $(12.6) million in 2022 to $(17.9) million in 2023 compared to the aforementioned changes in “compensation actually paid” to our PEO and non-PEO NEOs.

For 2022, the year in which we had three PEOs, the figure used for PEO CAP is their combined CAP.

2023 Proxy Statement │ 57

Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

(1)Change in control; and,
(2)Termination of employment

Employment Arrangements with Certain Officers

During the year ended December 31, 2023, we were party to employment agreements established with each of Messrs. Boone, Thanisch and Buchler.  Mr. Earle signed an offer letter agreement in 2023 that established his role and compensation, but he did not enter into an employment agreement with the Company until March 20, 2024. Each of the employment agreements with the NEOs expires per its terms in September 2026 and provides for a base salary, a potential bonus, severance payments under certain circumstances, and participation in our benefit plans and programs. Mr. Buchler entered into a letter agreement on July 31, 2023 which superseded his employment agreement and provided that (i) he would receive severance benefits (including salary continuation and certain other severance payments and allowances) for twelve months after his retirement, (ii) he would remain eligible to receive a 2023 bonus under the NEO Bonus Plan, (iii) all of his outstanding restricted stock awards and performance stock awards would continue to vest through the first anniversary of his retirement, (iv) all of his outstanding stock options would continue to be exercisable through the earlier of the tenth anniversary of award or the first anniversary of his retirement, and (v) the Restricted Period under his employment agreement would end on the first anniversary of his retirement date.

Annualized base salaries on December 31, 2023 for each of our then NEOs, who have an employment commitment as of the Record Date, were as follows: Travis J. Boone - $750,000, G. Scott Thanisch - $425,000, and E. Chipman Earle - $410,000.  Under the agreements, in the event of a resignation for good reason or a termination without cause on or after the Record Date, each officer is entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These agreements also provide for certain change of control benefits.  Each officer is entitled on or after the Record Date to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control.  Such period is three years for each officer under his employment agreement.  If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit, non-solicitation, and non-competition provisions that apply during the periods specified in the agreements.

For this purpose, the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

◾	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such

2023 Proxy Statement │ 58

acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
◾	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
◾	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below).

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the agreement.

The benefits payable to each NEO in each circumstance are contained in the provisions of that NEO’s agreement.  These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

Summary of Payments

The table below summarizes the benefits payable to each NEO in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the applicable Long-Term Incentive Plan.

The tables below assume that the terminations took place on and with salaries in effect on December 31, 2023, but are based upon the terms of Mr. Boone’s and Mr. Thanisch’s employment

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agreements dated September 27, 2023, and Mr. Buchler’s Notice of Non-renewal Letter dated July 31, 2023. There are no benefits payable for Mr. Earle reflected in the tables as he did not enter into an employment agreement that provides for such benefits until March 20, 2024.

Travis J. Boone	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$ -	$ 750,000	$2,250,000
Annual Incentive	-	-	-
Car Allowance	-	$ 15,000	$ 45,000
Transitional Health Care Reimbursement	-	$ 30,000	$ 90,000
Total	$ -	$ 795,000	$2,385,000

G. Scott Thanisch	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$ -	$ 425,000	$1,275,000
Annual Incentive	-	-	-
Car Allowance	-	$ 15,000	$ 45,000
Transitional Health Care Reimbursement	-	$ 30,000	$ 90,000
Total	$ -	$ 467,500	$1,410,000

E. Chipman Earle	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$ -	$ -	$ -
Annual Incentive	$ -	$ -	$ -
Car Allowance	$ -	$ -	$ -
Transitional Health Care Reimbursement	$ -	$ -	$ -
Total	$ -	$ -	$ -

2023 Proxy Statement │ 60

Peter R. Buchler	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$ -	$ 375,000	-
Annual Incentive	$ -	-	-
Car Allowance	$ -	$ 12,600	-
Transitional Health Care Reimbursement	$ -	$ 30,000	-
Total	$ -	$ 417,600	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. Since January 1, 2023, no related party transactions have taken place and none are currently proposed.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board consists of four non-employee directors, (i) each of whom the Board has affirmatively determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards for service on audit committees, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Audit Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations

2023 Proxy Statement │ 61

of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent auditors, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Audit Fees” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

Quentin P. Smith, Jr.

2023 Proxy Statement │ 62

Audit Fees

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2023 and 2022.

		Audit		Audit
	2022	Percent Approved by Audit Committee	2023	Percent Approved by Audit Committee
Audit fees[1]	$ 1,550,000	100%	$ 1,666,400	100%
Audit-related fees[2]	0	--	0	--
Tax fees	335,000	100%	270,854	100%
All other fees	1,000	—	27,000	—
Total fees	$ 1,885,000	100%	$ 1,964,254	100%

[1]

Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.  Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2023 and December 31, 2022, as pre-approved by the Audit Committee.

[2]

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.

Audit and Non-Audit Service Approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by our independent auditors.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent auditors and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit- related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. The Company has retained KPMG LLP since March 2020 to provide tax services.  Prior to March 2020, the Company retained a different independent auditor to provide tax services.

Non-Audit Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee must pre-approve permitted non-audit services that do not fall within any of the specified prohibited categories of services, subject to the de minimis exception for non-audit services that are approved prior to the completion of the audit.

Procedures for Approval of Services

All requests for services that are to be provided by our independent auditors, which must include a detailed description of the services to be rendered and the amount of corresponding

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fees, are submitted to both our Chief Executive Officer and the Chair of the Audit Committee. Our Chief Financial Officer or our Chief Executive Officer have been delegated authority by the Audit Committee to approve certain services within pre-set limits. If there is any question as to whether a proposed service fits within management’s delegated authority, the Chair of the Audit Committee is consulted for a determination. Our Chief Financial Officer or our Chief Executive Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by our Chief Financial Officer or our Chief Executive Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

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ORION GROUP HOLDINGS, INC.’S

EMPLOYEE STOCK PURCHASE PLAN

Introduction

We are asking our stockholders to approve the Orion Group Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”).  We believe that it is in the best interests of our stockholders to approve the ESPP as a means to encourage broad-based stock ownership by our employees. Employees’ continuing economic interest, as stockholders, in our performance aligns the interests of our employees with those of our stockholders and enhances the entrepreneurial spirit of the Company, which greatly contributes to our long-term growth and profitability. Additionally, the ESPP is intended to benefit the Company as a tool for recruiting, retaining and rewarding employees.

The ESPP provides a means for eligible employees of the Company and its designated subsidiaries to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our common stock at a 15% discount to its fair market value. The ESPP uses the lower of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the last trading day of the offering period. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code for employees subject to U.S. taxation; provided, the Company may establish one or more sub-plans of the ESPP which do not qualify as an Internal Revenue Code Section 423 employee stock purchase plan for employees of designated subsidiaries located and established in countries outside of the United States.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following tables provide information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2023:

Plan category	Column A Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Column B Weighted average exercise price of outstanding options, warrants, and rights	Column C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	1,447,654(1)	$7.15	1,086,326
Equity compensation plans not approved by stockholders	-	-	-
Total	1,447,654	$7.15	1,086,326

(1)

The weighted average term of outstanding options, warrants and rights as of December 31, 2023, was 3.07 years.  In addition to 232,864 stock options, the amount reflected in this column includes outstanding restricted shares and PSUs (assuming target performance). If maximum performance is achieved on the outstanding PSUs, an additional 246,682 shares may be issued.

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Summary of the ESPP

The following summary of the principal provisions of the ESPP is set forth below and is qualified in its entirety by reference to the ESPP, the complete text of which is set forth in Appendix A hereto.

Administration. The ESPP is administered by our Compensation Committee (or another committee appointed by the Board) comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless the Board otherwise assumes, or delegates, authority for administration of the ESPP. All questions of interpretation or application of the ESPP and any rights granted pursuant to the ESPP are determined by the administrator, whose decisions are final and binding upon all participants. The administrator of the ESPP has final authority to interpret any provision of the ESPP. The administrator also has the power to establish sub-plans of the ESPP for purposes of effectuating the participation of eligible employees employed by subsidiaries of the Company located and established in countries outside of the United States that are designated for participation in the ESPP.

Eligibility.  All employees of the Company and certain subsidiaries designated from time to time by the Administrator are eligible to participate in the ESPP unless they are excluded as one of the following: (i) an employee who, immediately after rights under the ESPP are granted, would own stock possessing 5% or more of the total combined voting power of all classes of stock; (ii) an employee whose customary employment is less than 20 hours per week; (iii) an employee whose customary employment is for five (5) months or less in any calendar year; (iv) an employee who has been employed by the Company or any designated subsidiary less than ninety days at the beginning of an offering period; and (v) if expressly designated by the Compensation Committee, employees who are highly compensated employees.

No employee may purchase more than $25,000 worth of the Company's common stock (determined based on the fair market value of the shares at the time such rights are granted) under the Company’s ESPP for each calendar year during which such rights are outstanding. Employees who choose not to participate or are not eligible to participate in the ESPP at the start of an offering period but who become eligible thereafter may enroll in any subsequent offering period. As of December 31, 2023, we and our subsidiaries had approximately 1,757 employees worldwide.

Shares Subject to the ESPP.  Under the terms of the ESPP, the aggregate number of shares of common stock available for sale under the ESPP is 1,000,000 shares (subject to adjustment in the event of stock splits and certain other corporate events, as described below under “Adjustments”) and the maximum number of shares that may be purchased by any individual participant during any offering period is 2,000. Such shares may be authorized and unissued or reacquired shares or shares bought on the market for purposes of the ESPP. To the extent shares are set aside for purchase by employees at the beginning of an offering period but are not purchased by such employees, those shares will again be available for purchase under the ESPP. The ESPP is perpetual and can be terminated as described under “Amendment, Modification and Termination of the ESPP” below.

Purchase Rights and Offering Periods. Under the ESPP, each eligible employee is granted a nontransferable option to purchase shares of common stock at the end of each offering period. The ESPP generally provides for two six-month purchase periods each year beginning on September 16 and March 16.  The first offering period under the ESPP will commence on September 16, 2024 and end on March 15, 2025. Unless and until the administrator changes the

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duration of the offering periods under the ESPP in accordance with the terms of the ESPP, each offering period will be a six-month period. Once the participant has enrolled in the ESPP, the payroll deductions will continue until he or she notifies the Company otherwise. On the last trading day of each offering period, the participant’s option will be deemed to have been exercised in full at which time he or she will purchase the number of shares subject to the option for that offering period, subject to the limitations of the ESPP.

Enrollment in the ESPP.  An eligible employee may enroll in the ESPP for any offering period by completing the online enrollment process through the Company's designated broker prior to the enrollment date for the offering period with respect to which his or her participation is to commence.  The payroll deduction authorization will remain in effect for successive offering periods unless it is revised or revoked by the participant or the participant becomes ineligible to participate in the ESPP.

Participant Contributions. A participant may contribute through payroll deductions not less than 1% nor more than 10% of his or her eligible compensation per pay period (subject to applicable restrictions). For this purpose, eligible compensation means cash compensation a participant receives for services rendered to the Company, including, among other things, commissions and payments for overtime. We will take such deductions from the participant’s paycheck each pay period during the offering period.  Participants may not reduce or increase payroll deductions during an offering period with respect to that offering period, except in the event of a withdrawal from the ESPP. The participant will not receive any interest on the amounts of his or her compensation that we accumulate for the purchase of shares under the ESPP. We may use all funds held by the Company under the ESPP for any corporate purpose.

Purchase Price of the Common Stock. Under the ESPP, the purchase price will be 85% of the fair market value of a share of our common stock as of the first day of the offering period or the last day of the offering period, whichever is lower. For purposes of the ESPP, provided that our common stock continues to be traded on the NYSE or another exchange, the “fair market value” of a share of our common stock as of a given date will be the closing price of a share of stock on such date, or if no trading occurred on that date, the last preceding date on which a sale was reported.

Withdrawal from the ESPP.  A participant may withdraw from the ESPP by completing the online withdrawal process through the Company's plan broker. The payroll deductions will stop, and the balance in the participant’s account (without interest) will be paid to such participant within a reasonable time period. If the participant does withdraw from the ESPP, he or she cannot rejoin until the next offering period.

Shares Purchased under the ESPP.  As soon as practicable after each purchase date, our transfer agent will make an entry on its books and records indicating that the shares of common stock purchased by the participant on that purchase date have been duly issued and transferred or recorded to a brokerage account established in the participant’s name in connection with the ESPP. Individual accounts will be maintained for each participant in the ESPP.

Termination of Employment.  Upon termination of a participant’s employment for any reason, the payroll deductions credited to such participant’s account will be returned to the participant.

No Rights as an Employee.  Nothing in the ESPP will give any person, including any eligible employee or participant, any right to remain an employee of the Company or any of our subsidiaries or will interfere with or restrict in any way the rights of any such entity to discharge any person, including any eligible employee or participant, at any time.

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Transferability.  Neither the payroll deductions credited to a participant’s account nor any option granted under the ESPP may be assigned, transferred, pledged, or otherwise disposed of by the participant. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in the ESPP.

Adjustments.  In the event of any increase or decrease in the number of shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other similar corporate event affecting our common stock, the number of shares reserved under the ESPP, the maximum number of shares that a participant may purchase in an offering period or a purchase period, and the price per share and number of shares of common stock covered by each outstanding purchase right will be adjusted proportionately. Such adjustments will be made by the Board of Directors whose determination in that respect will be final, binding and conclusive.

In the event of the Company’s proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new purchase date immediately prior to the proposed dissolution or liquidation, unless otherwise provided by the plan administrator. In the event of our Company’s merger with or into another corporation, or the sale of all or substantially all of our Company’s assets, outstanding options may be assumed or an equivalent purchase right may be substituted by the successor corporation (or a parent or subsidiary of such successor corporation). In the event that the successor corporation does not agree to assume or substitute the outstanding options, the offering period then in progress will be shortened by our Board of Directors setting a new purchase date for outstanding options and the offering period then in progress will end on the new purchase date. This new purchase date will be prior to the date of consummation of the merger or sale.

Amendment, Modification and Termination of the ESPP.  Our Board of Directors or the administrator may terminate or amend the ESPP at any time. No termination may affect outstanding options and generally no amendment may impair the rights of any participant under an outstanding purchase right without the participant’s consent, except that our Board of Directors or the administrator may terminate an offering period if the Board or the administrator determines that the termination of the offering period or the ESPP is in the best interests of the Company and our stockholders. We will seek stockholder approval for any amendment to the extent necessary and desirable to comply with Section 423 of the Internal Revenue Code or any other applicable law, regulation or stock exchange rule.

The ESPP will continue in effect until terminated by our Board of Directors.

U.S. Federal Income Tax Consequences

The federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the ESPP and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the ESPP. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws and estate, gift and employment tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

The following summary assumes that the ESPP qualifies as an “employee stock purchase plan” under Section 423(b) of the Internal Revenue Code. Although the ESPP is intended to be an

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“employee stock purchase plan,” no assurance is given that the ESPP will qualify as an “employee stock purchase plan.”

Grant of Options; Exercise of Options.  A participant will not recognize taxable income upon the grant of an option on the date of grant. In addition, the participant will not recognize taxable income upon the exercise of an option on the date of exercise.

Sale of Common Stock After the Holding Period.  The tax treatment resulting from the sale or other disposition of the shares of common stock that a participant purchased upon the exercise of a purchase right under the ESPP will depend on whether such sale or disposition occurs before or after the later of: (1) two years after the date of grant of the option, or (2) one year after the date such shares are transferred to the participant (the “Holding Period”). If the participant sells or disposes of the shares of common stock that he or she purchased upon the exercise of an option under the ESPP after the Holding Period, the participant will be taxed in the year in which he or she sells or otherwise disposes of such shares of common stock, as follows: The participant will recognize ordinary income in an amount equal to the lesser of: (i) the excess, if any, of the amount realized upon the disposition of such shares, over the purchase price he or she paid for such shares of common stock; or (ii)  15% of the fair market value of the shares of common stock on the date of grant of the purchase right; and any remaining gain (or any loss) from the disposition will be treated as capital gain (or loss). We (or our designated subsidiary) will not be entitled to any deduction as a result of the participant’s sale or other disposition of the shares of common stock after the expiration of the Holding Period for such shares.

Sale of Common Stock During the Holding Period.  If a participant sells or disposes of the shares of common stock that he or she purchased upon the exercise of a purchase right under the ESPP before the Holding Period expires, the participant will be taxed in the year in which he or she sells or otherwise disposes of such shares of common stock, as follows:

❖	The participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares of common stock on the date of the exercise of the purchase rights, over the purchase price the participant paid for such shares of common stock; and

❖	The participant will recognize capital gain if and to the extent the amount he or she realizes from the sale or other disposition of the shares of Common Stock is more than their fair market value on the date such shares were transferred to him or her, or capital loss if and to the extent the amount he or she realizes from the sale or disposition of the shares of common stock is less than their fair market value on the date such shares were transferred to the participant.

We (or our designated subsidiary) will be entitled to a deduction equal to the amount of ordinary income that is recognized by the participant as a result of his or her sale or disposition of the shares of common stock before the Holding Period expires for such shares. The ESPP is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act.

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New Plan Benefits

The benefits that will be received by all eligible employees under the ESPP are not determinable in advance because the number of shares of common stock that a participant may receive under the ESPP is based on the amount of payroll deductions elected by the participant. Our non-employee directors will not receive any benefits under the ESPP.

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AMENDMENT TO COMPANY’S 2022

LONG-TERM INCENTIVE PLAN

OVERVIEW

We are asking our stockholders to approve an amendment to the Company’s 2022 Long-Term Incentive Plan to increase the number of shares available for grants under the 2022 LTIP. Our 2022 LTIP was initially adopted by our Board of Directors on May 19, 2022, and approved by our stockholders at the 2022 Annual Meeting.  The following summary of the amendment is set forth below and the amendment to the 2022 LTIP is incorporated by reference as Appendix B hereto.

REASONS FOR AMENDMENT

When the 2022 LTIP was adopted and approved, it was anticipated that the shares reserved for issuance under the 2022 LTIP would be sufficient to meet our needs for approximately three to four years. However, this projection did not contemplate our grant of equity awards in connection with a transition to a new leadership team, which occurred subsequent to adoption of the 2022 LTIP, as well as  prevailing economic drivers for the LTIP to remain a competitive component of our compensation program. Under the 2022 LTIP, the maximum number of shares of common stock authorized for issuance is currently set at 2,175,000 shares.

As of the Record Date, approximately 370,000 shares of our common stock remained available for grants under the 2022 LTIP, which (assuming a grant price of $9.24 per share, which is the closing price of our common stock as of the Record Date) is fewer than the number of shares of common stock that our Compensation Committee believes will be needed to make the planned, competitive long-term incentive grants over the coming year. Therefore, approval of the proposed amendment of the 2022 LTIP is needed to replenish the pool of shares available for the grant of stock-based compensation to continue our equity-based compensation program.

SUMMARY OF PROPOSED CHANGES

On March 20, 2024, our Compensation Committee recommended and on March 21, 2024 our Board of Directors authorized, subject to stockholder approval, an amendment to the 2022 LTIP to increase the number of shares available for issuance under the 2022 LTIP by 1,560,000 shares.

If approved by the stockholders, and all 1,560,000 additional shares requested under the amendment to the 2022 LTIP were issued, our outstanding common stock would be diluted by approximately 4.7 percent. This additional potential dilution was calculated by dividing the requested increase of 1,560,000 shares to the 2022 LTIP pool by the sum of (i) the total number of shares available for issuance under the 2022 LTIP prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2022 LTIP and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of the Record Date. We expect that the additional 1,560,000 shares will allow us to continue making awards for a period of two or three years.

Our Board recommends a vote for the proposed amendment to the 2022 LTIP as it will enable our Compensation Committee to continue to grant equity awards at market competitive levels

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to our key employees, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management with our stockholders.

TERMS OF 2022 LTIP

The principal features of the 2022 LTIP, as proposed to be amended, are summarized below.  The following summary does not purport to be a complete description of all the provisions of the 2022 LTIP.  It is qualified in its entirety by reference to the complete text of the amendment, as set forth in Appendix B, as well as the full text of the 2022 LTIP, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

Shares Available.  The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the 2022 LTIP is 2,175,000 prior to the requested increase.  Of these, approximately 1,800,000 are already reserved for issuance under outstanding awards, leaving only approximately 370,000 available for future awards as of the Record Date.

If the requested amendment to increase the number of shares available for issuance is approved, the total number of awards available for issuance under the 2022 LTIP will be 3,735,000 (the 1,560,000, plus the 2,175,000 maximum aggregate number of shares that may be reserved and available for delivery under the 2022 LTIP prior to the requested amendment).  Of these, approximately 1,800,000 are reserved for issuance under outstanding awards, leaving approximately 1,935,000 available for future awards as of the Record Date, assuming the amendment is approved.

If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable, due to cancellation, expiration, forfeiture, or settlement in cash, those shares of common stock will again be available for delivery under the 2022 LTIP to the extent allowable by law. Shares surrendered or withheld for taxes or to cover the exercise price of stock options or stock appreciation rights (“SARs”) will not be available again for issuance. The closing price of a share of our common stock on the Record Date, as quoted on the NYSE, was $9.24.

Limitations and Adjustments to Issuable Shares Issuable Through the Plan.  The 2022 LTIP limits the awards that may be granted to certain officers to no more than 2,000,000 shares or $5 million dollars in a single calendar year, including stock options and SARs.  In addition, the maximum number of shares that may be issued upon the exercise of options intended to qualify as incentive stock options under Section 422 of the Code is two million shares.

Eligibility.  Any individual who provides services to us, including non-employee directors and consultants, and is designated by the Compensation Committee to receive an award under the 2022 LTIP will be a “participant.” A participant will be eligible to receive an award pursuant to the terms of the 2022 LTIP as determined by and subject to any additional terms and conditions imposed by the Compensation Committee.

Administration.  The 2022 LTIP is administered by the Compensation Committee of the Board of Directors. As required by the 2022 LTIP, all Compensation Committee members are “nonemployee directors” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee selects the eligible individuals who will receive awards, determining the type, amount, and any vesting requirements and other conditions of the

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award, although it may delegate that authority with respect to any participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has general authority to administer, interpret, and make all other decisions regarding the operation of the 2022 LTIP.

Terms of Options.  The Compensation Committee may grant options to eligible persons including (a) incentive stock options (only to our employees) that comply with Section 422 of the Code and (b) non-statutory options. The exercise price for an incentive stock option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. The exercise price per share of common stock subject to an option other than an incentive stock option will not be less than the par value per share of the common stock. Options may be exercised as the Compensation Committee determines but not later than 10 years from the date of grant. Any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must have an exercise price of at least 110% of the fair market value of the underlying shares at the time the option is granted and may not be exercised later than five years from the date of grant. Following grant, options cannot be re-priced without prior stockholder approval.

Terms of SARs.  SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised, which option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable. SARs granted independently of an option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and stock, as provided for by the Compensation Committee in the award agreement. Following grant, SARs cannot be re-priced without prior stockholder approval.

Restricted Stock Awards.  A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the 2022 LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, will be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made unless otherwise determined by the Compensation Committee.  However, in no case will dividends granted on restricted stock awards be paid before the award is earned.

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Restricted Stock Units.  Restricted stock units (“RSUs”) are rights to receive common stock, cash, or a combination of both at the end of a specified period. RSUs may be subject to restrictions, including a risk of forfeiture, which may lapse based on achievement of performance goals or future service requirements, as specified in the award agreement. RSUs may be satisfied by common stock, cash or any combination thereof, as determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee in the award agreement or otherwise, RSUs subject to forfeiture restrictions will be forfeited upon termination of a participant's employment or services prior to the end of the specified period. The Compensation Committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units. However, in no case will dividend equivalents granted on RSU awards be paid before the award is earned.

Other Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the 2022 LTIP and its purposes, other awards related to common stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the value of our common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such awards. Cash awards may be granted a separate award as an element of or a supplement to any awards permitted under the 2022 LTIP.

Performance Awards. The Compensation Committee may designate that certain awards granted under the 2022 LTIP constitute “performance” awards. A performance award is any award for which its grant, exercise, or settlement, is subject to one or more performance standards.

Our Compensation Committee has authority to use different targets from time to time from the list of performance goals provided in the 2022 LTIP as listed above, or any other performance metric, that it is deems appropriate.

Change in Control. Unless otherwise determined by the Compensation Committee and provided the awards are assumed or substituted by the acquirer, if there has been a change in control of the Company, and within two years following the change in control a participant’s employment is terminated as a result of death or disability, or by the Company without cause or by the participant with good reason (as such terms are defined in the Plan), all outstanding awards granted to the participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any awards shall lapse, and all performance criteria and other conditions relating to the payment of awards shall be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination.

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Awards to Be Granted

If our stockholders approve the proposed amendment to the 2022 LTIP at the Annual Meeting, grants of awards to officers, directors, key employees, and consultants will be made in the future by the Compensation Committee as it deems necessary or appropriate.  For information regarding equity incentives granted to our executive officers during fiscal 2023, please see the “Grants of Plan-Based Awards” table.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of incentives that may be made under the 2022 LTIP are summarized below.  Participants who are granted incentives under the 2022 LTIP should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  Normally, a participant who is granted a stock option will not realize any income nor will our company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the 2022 LTIP is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code (as discussed below), we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code.  The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items.  An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods).  An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise.  Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares.  The compensation income recognized on exercise of these options is added to the basis of the shares received.  If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not

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been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered.  If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights.  Generally, a participant who is granted a SAR under the 2022 LTIP will not recognize any taxable income at the time of the grant.  The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of SARs.  Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Stock.  Unless participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units.  The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  Upon the distribution of shares to a participant upon the settlement of restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code.  The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Awards.  Generally, a participant who is granted any other kind of award under the 2022 LTIP will recognize ordinary income at the time the cash or shares associated with the award are received.  If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income

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in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 162(m).  Section 162(m) of the Code limits the amount of compensation paid to certain covered employees that we may deduct for federal income tax purposes to $1 million per employee per year.  Under Section 162(m), “covered employees” include any individual who served as our CEO or CFO at any time during the taxable year plus the three other most highly compensated officers (other than the CEO and CFO) for the taxable year.  Once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death.  As a result, compensation payable to a covered employee under the 2022 LTIP that might otherwise be deductible may not be deductible if all compensation paid to the employee for the taxable year exceeds $1 million.

Section 409A.  If any award granted under the 2022 LTIP constitutes non-qualified deferred compensation under Section 409A of the Code, the 2022 LTIP provides that such award will be structured to comply with, or be exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting, or payout of an award is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee.  The base amount generally is the average of the annual compensation of a covered employee for the five years preceding such change in ownership or control.  An “excess parachute payment,” with respect to any covered employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount.  If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment, and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the 2022 LTIP based on current provisions of the Internal Revenue Code, which are subject to change.  This summary does not cover any foreign, state, or local tax consequences.

Securities Authorized for Issuance.  Please see “Securities Authorized for Issuance Under Equity Compensation Plans” under “Orion Group Holdings, Inc.’s Employee Stock Purchase Plan” for information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2023.

New Plan Benefits.  The amount of any future benefits that may be received by any one individual or group of individuals pursuant to the Plan is not presently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

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As of the Record Date, the Compensation Committee has granted equity awards in 2024 to officers and directors under the 2022 LTIP as described in the table below.

		)
Name and Position/Group	Restricted Shares	PSUs (at target)
Mr. Boone, President and CEO	80,302	120,453
Mr. Thanish, EVP, CFO and Treasurer	29,201	43,801
Mr. Earle, EVP, GC, CCO, CAO, and Corp. Secretary	--	41,068
Executive Group	109,503	205,322
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group	2,197	--

Clawback.  All awards granted under the 2022 LTIP are subject to our Clawback Policy adopted in 2023.

Vote Required.  Approval of the proposed amendment to the 2022 LTIP requires the affirmative vote of the holders of a majority of the shares of common stock present, present virtually, or represented by proxy.  Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.  For more information, see section entitled “About the Annual Meeting.”

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OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Annual Report

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, to any shareholder upon written request to:

Orion Group Holdings, Inc.

Attention: Corporate Secretary

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2023, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 4, 2024.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a director nomination in next year’s proxy statement, you must comply with the requirements of our Amended and Restated Bylaws and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034, by December 4, 2024.

Under our Amended and Restated Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our Company. Failure to comply with our procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Amended and Restated Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Amended and Restated Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034, by December 4, 2024. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025. However, if the date of the 2025 annual meeting is more than 30 days before or after the date of the anniversary

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of the 2024 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2025 annual meeting or the tenth day following the day on which public announcement of the date of the 2025 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the stockholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors,

E. Chipman Earle, Corporate Secretary

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APPENDIX “A”

ORION GROUP HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purpose of this Plan is to provide Eligible Employees of the Company, and its Designated Subsidiaries with an opportunity to acquire Stock in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutual interest between employees and the Company’s stockholders. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification. The Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries outside the United States (a Non-Section 423 Offering as defined herein).  Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-Section 423 Offering) will be intended to comply with the requirements of Section 423 of the Code.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Account” shall mean a bookkeeping account maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing Stock under the Plan.

2.2    “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in ARTICLE III.

2.3    “Board” shall mean the Board of Directors of the Company.

2.4    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.5    “Committee” means the committee of the Board described in ARTICLE III.

2.6    “Company” shall mean Orion  Group Holdings, Inc., a Delaware corporation.

2.7    “Compensation” shall mean the cash compensation a Participant receives for services rendered to the Company or any Designated Subsidiary, including hourly wages, salary, overtime pay, variable pay, sales commissions, bereavement pay, payments for jury duty service, sick pay and vacation pay, referral pay, retroactive pay, training pay and other amounts paid in cash to a Participant through the Company’s or any Designated Subsidiary’s payroll system, to the extent that the amounts are includible in gross income. Compensation shall not include the following:

(a)    Contributions made by the Company or any Designated Subsidiary to a plan of deferred compensation or any benefit plan (including any 401(k), welfare or retirement plan). In addition, any distributions from a plan of deferred compensation (whether or not qualified) or other benefit plan (including long term or short-term disability payments and workmen’s compensation payments) are excluded from Compensation under the Plan, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

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(b)    Amounts received as incentive bonus compensation (other than sales commissions), bonuses or other similar compensation paid on a discretionary basis.

(c)    Amounts realized from the exercise of a stock option, stock appreciation rights, release of restricted stock, or performance awards, including amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

(d)    Any other amounts that receive special tax benefits, such as premiums for group-term life insurance or amounts that would have been received and includible in gross income but for an election under Section 125(a) of the Code.

(e)    Amounts reimbursed for relocation and tuition expenses (whether or not such amounts are includible in gross income of the Employee when reimbursed).

(f)    Amounts paid in a form other than cash, fringe benefits (including auto allowances and relocation payments), employee discounts, expense reimbursement or allowances, and other forms of imputed income.

The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code.  In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.

2.8    “Contributions” shall mean the amount of Compensation contributed by a Participant through payroll deductions or such other mode(s) of contribution approved by the Administrator where payroll deductions are prohibited under local law or administratively unfeasible to fund the purchase of Stock pursuant to an Option.

2.9    “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(d).

2.10    “Eligible Employee” shall mean every Employee of the Company or a Designated Subsidiary, except Employees:

(a)     who, immediately after any rights under this Plan are granted, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code);

(b)    whose customary employment is less than twenty hours per week;

(c)    whose customary employment is for five months or less in any calendar year;

(d)    who has been continuously employed by the Company or a Designated Subsidiary less than ninety days; and

(e)    who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code, and/or Employees who have not satisfied a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); provided however, that the Administrator may in its discretion remove the limitation contained in this Section 2.10(e) for any Offering Period.

For purposes of clause (a) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the

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Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2).

2.11    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code or, for individuals performing services outside of the United States, as defined in accordance with applicable local law) of the Company or any Designated Subsidiary. For purposes of the Plan, an individual shall cease to be an Employee either upon an actual termination of employment with the Company or a Designated Subsidiary, or upon the Designated Subsidiary employing such individual ceasing to be a Subsidiary. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence (as determined under local law). The Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Administrator's determination, all such determinations by the Administrator shall be final, binding and conclusive, notwithstanding that any governmental agency subsequently makes a contrary determination.

2.12    “Enrollment Date” shall mean the first day of each Offering Period.

2.13    “Enrollment Period” shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Offering Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

2.14    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15    “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be as follows:

(a)    If Stock is traded on any established national securities exchange including the New York Stock Exchange, the closing price (in regular trading) of a share of Stock quoted on such exchange on that date, or, if no sales of Stock were reported on that date, the closing price (in regular trading) on the last preceding date on which sales were reported;

(b)    If Stock is not traded on an exchange but is quoted on a national market or other quotation system, the closing price of a share of Stock on the automated quotation system on that date, or, if no sales of Stock were reported on that date, the closing price on the last preceding date on which such sale was reported;

(c)    If neither of the above is applicable, such amount as may be determined by the Administrator in good faith, to be the fair market value per share of Stock.

2.16    “Non-Section 423 Offering” shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator as part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to Eligible Employees of a Designated Subsidiary as a separate offering under the Plan.

2.17    “Offering” shall mean a Section 423 Offering or a Non-Section 423 Offering of a right to purchase Stock under the Plan during an Offering Period as further described in ARTICLE V.

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2.18     “Offering Period” shall mean a period with respect to which an Option granted under the Plan may be exercised, which may include a Non-Section 423 Offering, as determined pursuant to ARTICLE V.

2.19    “Option” shall mean the right to purchase Stock granted to a Participant pursuant to an Offering made under this Plan.

2.20    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Parent” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(e) of the Code.

2.21    “Participant” means any Eligible Employee who has elected to participate in the Plan.

2.22    “Plan” shall mean this Orion Group Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

2.23    “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.24    “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price for a Section 423 Offering shall not be less than 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator, the purchase price for each Offering Period shall be 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to ARTICLE XII; and provided, and further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.25    Section 423 Offering” shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator as part of this Plan, pursuant to which Options that satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to Eligible Employees of a Designated Subsidiary as a separate offering under the Plan.

2.26    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.27    “Stock” means the common stock, $0.01 par value, of the Company.

2.28    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Subsidiary” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(f) of the Code.

2.29    “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III

ADMINISTRATION

3.1    Administrator. Unless otherwise delegated by the Board, the Compensation Committee of the Board shall be both the Committee and the Administrator. The Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Board may, at any time, revest in

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the Board the administration of the Plan or designate another committee of the Board as Administrator.

3.2    Action by the Administrator. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the operation, administration and interpretation of the Plan.

3.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how Options shall be granted and the provisions of each Offering (which need not be identical), including establishing the timing and length of Offering Periods and establishing minimum and maximum contribution rates.

(b)    To establish new or changing limits on the number of shares of Stock an Eligible Employee may elect to purchase with respect to any Offering Period, consistent with  Section 423 of the Code if applicable, if such limits are announced prior to the first Offering Period to be affected.

(c)   To establish, in its sole discretion, sub-plans of the Plan (and separate Offerings thereunder), including Non-Section 423 Offerings, for purposes of effectuating the participation of Eligible Employees employed by a Designated Subsidiary established in a country outside of the United States. For purposes of the foregoing, the Administrator may establish one or more sub-plans (and separate Offerings thereunder) to: (i) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Designated Subsidiary is located and established; (ii) amend or vary the terms of the Plan in each country where the Designated Subsidiary is located and established as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Designated Subsidiary, or (iii) amend or vary the terms of the Plan in each country outside of the United States where the Designated Subsidiary is located and established as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established hereunder shall be reflected in a written appendix to the Plan for each Designated Subsidiary in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of shares of Stock authorized to be issued under the Plan shall include any shares of Stock issued under such Non-Section 423 Offerings. To the extent permitted under applicable law, the Administrator may delegate its authority and responsibilities hereunder to an appropriate sub-committee consisting of one or more officers of the Company.

(d)    Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate and facilitate compliance with specific requirements of local laws and procedures and to facilitate the administration of the Plan in non-U.S. jurisdictions.  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the definition of Compensation, handling of payroll deductions, making of Contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and delivery of shares which vary with local requirements.

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(e)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(f)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(g)    To amend the Plan as provided in ARTICLE XIII.

(h)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Administrator deems appropriate.

3.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Options granted pursuant to the Plan, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to ARTICLE XII, the aggregate number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 1,000,000 shares. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such Option shall again become available for the Plan. For avoidance of doubt, the Share amount authorized in this paragraph may be used to satisfy purchases of Shares under either a Section 423 Offering or a Non-Section 423 Offering.

4.2    Individual Share Limit. Notwithstanding anything herein to the contrary, and in addition to the limitation set forth in Section 8.4, below, the maximum shares of Stock that may be acquired by a Participant pursuant to an Option for each Offering Period is two thousand (2,000) shares of Stock. Subject to Section 8.4, the Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Stock an Eligible Employee may purchase on the Purchase Date of each Offering Period.

4.3    Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS

The Administrator may from time to time grant Options to purchase Stock of the Company under the Plan to Eligible Employees during one or more Offering Periods selected by the Administrator commencing on an Enrollment Date. For purposes of the Plan, the Administrator may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  Unless otherwise determined by the Administrator, the Plan shall be implemented  by two offerings during each year of the Plan, commencing on or about March 16 and September 16 of each year, or as otherwise determined by the Board, and continuing

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thereafter for a period of six ((6) months (each, an “Offering Period”).  The first Offering Period under the Plan shall commence on September 16, 2024.

ARTICLE VI

PARTICIPATION

6.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this ARTICLE VI and the limitations imposed by Section 423(b) of the Code.

6.2    Enrollment. Except as otherwise designated by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period during the Enrollment Period prior to the beginning of the Offering Period to which it relates. An election to participate in the Plan shall be made by completing the online enrollment process through the Company’s designated Plan broker (or such other enrollment procedures that the Administrator may establish in its sole discretion). A payroll deduction authorization will be effective for the first Offering Period following the completion of the enrollment process and all subsequent Offering Periods thereafter until (i) the Participant has elected to withdraw from the Plan in accordance with Section 10.1, (ii) the authorization is modified by completing a subsequent online enrollment process in accordance with this ARTICLE VI, (iii) the Participant’s employment is terminated or (iv) the Participant is otherwise ineligible to participate in the Plan. An Eligible Employee may not initiate, increase or decrease Contributions as of any date other than during an Enrollment Period.

6.3    Automatic Re-Enrollment. Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under ARTICLE VII, unless (i) the Participant has elected to withdraw from the Plan in accordance with Section 10.1, (ii) the Participant’s employment has terminated, or (iii) the Participant is ineligible to participate in the next Offering Period.

6.4    Non-U.S. Employees. An Eligible Employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States, for tax purposes or otherwise) may be excluded from participation in the Plan or an Offering if the grant of Option under the Plan, Offering to such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is prohibited under applicable law, or is not advisable or practicable for any reason.

ARTICLE VII

PAYROLL DEDUCTIONS

7.1     Payroll Deductions. During the online enrollment process, an Eligible Employee shall authorize a Contribution amount to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during an Offering Period as payroll deductions under the Plan. The Contribution shall be designated in a whole percentage between one percent (1%) and ten percent (10%) of the Eligible Employee’s Compensation to be deducted on each payday during an Offering Period and credited to the Participant’s Account for the purchase of Stock pursuant to the Offering. A Participant may elect to have Contributions

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completely discontinued at any time, but an election to discontinue Contributions during an Offering Period shall be deemed to be an election to withdraw pursuant to Section 10.1. No change in Contributions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a Participant may not alter the rate of his or her contribution for such offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through Contributions to his or her Account in a format and pursuant to a process acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a separate Offering under the Plan, unless the Administrator otherwise expressly provides.

7.2    Frequency of Payroll Deductions. Except as otherwise designated by the Administrator, payroll deductions for a Participant shall commence on the first payroll on or following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in ARTICLE X.

7.3    Insufficient Payroll Deductions. If in any payroll period a Participant’s Compensation is insufficient (after other authorized deductions) to permit a Contribution, no Contribution shall be made on the effected payroll date. Deduction of the full amount originally elected by the Participant will recommence as soon as his or her Compensation is sufficient to permit such Contribution; provided, however, no additional amounts will be deducted on any future payroll date to satisfy missed Contributions which occurred during insufficient payroll periods.

7.4    Decrease of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 8.4, a Participant’s Contributions may be suspended by the Administrator at any time during an Offering Period.

ARTICLE VIII

GRANT AND EXERCISE OF RIGHTS

8.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the maximum number of shares of Stock specified under Section 4.2 and the provisions of Section 8.4, be granted an Option to purchase that number of shares of Stock equal to the quotient of (i) the aggregate Contributions authorized to be withheld by such Participant in accordance with Section 7.1 for such Offering Period and held in the Participant’s Account, divided by (ii) the Purchase Price of the Stock as of the Enrollment Date.

8.2    Exercise of Rights. Subject to the limitations set forth in Section 8.4, each Participant in the Plan automatically and without any further action will be deemed to have exercised the Participant’s Option on each Purchase Date, to the extent that the balance then in the Participant’s Account under the Plan is sufficient to purchase at the Purchase Price the whole number of shares of Stock subject to the Option granted to such Participant under this Plan for such Offering Period. No fractional shares shall be issued on the exercise of rights granted under this Plan.

8.3    Excess Account Balances. Any amounts remaining in a Participant’s Account as of any Purchase Date after the purchase of Stock shall be distributed to the Participant, without interest, as soon as practicable after the Purchase Date; provided, however, that any amounts attributable to any fractional share that was not purchased on the Purchase Date shall be carried over to the next Offering Period unless the Participant has elected to withdraw from the Plan in accordance with Section 10.1. Notwithstanding the foregoing, the Administrator may, in its sole discretion, establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law.

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8.4    Limitation on Purchase of Stock. In addition to the limitations set forth in Section 4.2, above, an Eligible Employee may not be granted an Option under the Plan if such Option, (together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code), excluding Options granted pursuant to any Non-Section 423 Offering, permits such Eligible Employee to purchase Stock of the Company or any Parent or Subsidiary at a rate which exceeds $25,000 of fair market value of such Stock (determined as of the first day of the Offering Period during which such Option is granted) for each calendar year in which such Option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

8.5    Five Percent Limit. An Eligible Employee may not be granted an Option to purchase Stock under this Plan if such Participant (directly or through attribution), immediately after such Option is granted, would own or hold options to purchase Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

8.6    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to Options are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom Options to purchase Stock are to be exercised pursuant to this ARTICLE VIII on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to ARTICLE XII. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash, without interest, as soon as reasonably practicable after the Purchase Date.

8.7    Withholding. At the time a Participant’s Option under the Plan is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant shall make adequate provision for the Company’s federal, state, local, non-U.S. or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock in accordance with such procedures and withholding methods that may be established by the Administrator in its sole discretion. At any time, the Company or a Designated Subsidiary may, but shall not be obligated to, withhold from the Participant’s compensation or other amounts payable to the Participant the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company or a Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

ARTICLE IX

ISSUANCE OF STOCK

9.1    Brokerage Account or Plan Share Account. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may

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provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Stock purchased by a Participant pursuant to the Plan shall be held in the Participant’s brokerage or Plan share account. Participants may be required to enter into agreements and authorizations (the terms of which may include, without limitation, conditions or restrictions on the transfer of shares of Stock from Participants’ brokerage accounts) with the Plan broker selected by the Administrator and the Company as the Company may prescribe.

9.2    Conditions upon Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)    The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed;

(ii)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)    The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE X

WITHDRAWAL

10.1    Withdrawal. A Participant may withdraw all, but not less than all, of the Contributions credited such Participant’s Account and not yet used to exercise such Participant’s Option under the Plan at any time by completing the appropriate online withdrawal process through the Company’s designated Plan broker or contacting the Company. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date. Upon receipt of such notice, Contributions on behalf of the Participant shall be discontinued and such Participant may not again be eligible to participate in the Plan until the next Enrollment Period. All of the Participant’s Contributions credited to such Participant’s Account during the Offering Period shall be paid to such Participant, without interest, as soon as reasonably practicable.

10.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

10.3Insider Trading.  A Participant may be required by the Chief Compliance Officer of the Company to not participate in an Offering Period or otherwise withdraw from an Offering Period, if such Participant’s participation in the Offering Period is determined by the Chief Compliance Officer of the Company in his sole discretion to conflict or potentially conflict with the terms, conditions or spirit of the Company’s Insider Trading Policy.

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ARTICLE XI

TERMINATION OF EMPLOYMENT OR ELIGIBILITY

11.1    General. If the employment of a Participant terminates prior to the Purchase Date relating to a particular Offering Period for any reason, including retirement, death or failure of a Participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, participation in the Plan immediately and without any act on the part of the Participant shall terminate. Following the Participant’s termination of employment as described above, the Company will refund to the Participant or, in the case of the death of the Participant, the person or persons entitled thereto, any unused Contributions credited to the Participant’s Account during the Offering Period, without interest, and thereupon the Participant’s Option shall terminate.

11.2    Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or any Designated Subsidiary (including transfers between Designated Subsidiaries) participating in a Section 423 Offering will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, if a Participant transfers from a Section 423 Offering to a Non-Section 423 Offering (or vice versa) or between Non-Section 423 Offerings, the Participant will be treated as having withdrawn from the Offering Period in accordance with ARTICLE X, unless otherwise determined by the Administrator in its sole decision.

11.3    Leave of Absence.

(a)    During a paid leave of absence approved by the Company and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a Participant’s elected Contributions shall continue.

(b)    If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then Contributions on behalf of the Participant shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Administrator or required by applicable law). Any amounts credited to the Participant’s Account may be used to purchase Stock on the next applicable Purchase Date.

(c)    If a Participant takes a leave of absence that is not described in Section 11.3(a) or 11.3(b), then the Participant shall be considered to have withdrawn from the Plan in accordance with ARTICLE X hereof.

Further, notwithstanding the preceding provisions of this Section 11.3, if a Participant takes a leave of absence and such leave of absence exceeds 90 days, then the Participant shall be considered to have withdrawn from the Plan in accordance with ARTICLE X hereof on the 91st day of such leave of absence; provided, however, that if the Participant’s right to employment is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.

ARTICLE XII

ADJUSTMENTS UPON CHANGES IN STOCK

12.1    Changes in Capitalization; Other Adjustments.

(a)    Subject to Section 12.3, whenever any change is made in the Stock by reason of any stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Stock, appropriate action will be taken by the Board to make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect

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such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations established pursuant to Section 4.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding Options; and (iii) the Purchase Price with respect to any outstanding Options.

(b)    If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all Options then outstanding under this Plan, (i) the Purchase Date for all Options then outstanding under this Plan shall be accelerated to dates fixed by the Administrator or the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised Options shall expire.

12.2    No Adjustment under Certain Circumstances. No adjustment or action described in this ARTICLE XII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

12.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator or the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an outstanding Option or the Purchase Price of the Stock subject to an outstanding Option.

ARTICLE XIII

AMENDMENT, MODIFICATION AND TERMINATION

13.1    Amendment, Modification and Termination. The Administrator or the Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that if stockholder approval is required pursuant to the Code, United States federal securities laws or regulations, or the rules or regulations of the New York Stock Exchange (or any other securities exchange on which the Stock is listed or traded), then no such amendment shall be effective unless approved by the Company’s stockholders within such time period and manner as may be required. Upon termination of the Plan, all Contributions shall cease and all amounts then credited to a Participant’s Account shall be refunded, without interest, to each Participant.

13.2    Rights Previously Granted. Except as provided in ARTICLE XII or this ARTICLE XIII, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

13.3    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code if applicable, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during

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an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution authorizations, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XIV

CODE SECTION 409A; TAX QUALIFICATION

14.1    Code Section 409A. Options to purchase Stock granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Stock under the Plan is compliant with Section 409A of the Code.

14.2    Tax Qualification. Although the Company may endeavor to (i) qualify an Option to purchase Stock for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 14.1 above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participant’s under the Plan.

ARTICLE XV

MISCELLANEOUS

15.1    Restriction upon Assignment. An Option granted under the Plan shall not be transferable and is exercisable during the Participant’s lifetime only by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, and the Company will treat such act as an election to withdraw Participant’s entire Account in accordance with ARTICLE X.

15.2    Rights as a Stockholder. With respect to shares of Stock subject to an Option granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not

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a brokerage firm. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein. Unless otherwise determined by the Administrator or required by applicable law, the Company shall not deliver to any Participant any certificates evidencing Stock issued in connection with any purchase under the Plan.

15.3    Participant Accounts. No interest shall accrue on any amounts credited to a Participant Account. All payroll deductions or lump sum contributions of a Participant under the Plan will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deduction amounts.

15.4    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

15.5    Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

15.6    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

15.7    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, the provisions shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

15.8    Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Texas without regard to otherwise governing principles of conflicts of law.

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APPENDIX “B”

AMENDMENT NO. 1 TO ORION GROUP HOLDINGS, INC.’S

2022 LONG-TERM INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the 2022 Long-Term Incentive Plan the (“2022 LTIP”) is made by Orion Group Holdings, Inc. (the “Company”) pursuant to the 2022 LTIP, as follows:

WHEREAS, the Company previously adopted the 2022 LTIP for the benefit its eligible participants;

WHEREAS, pursuant to Section 10(c) of the 2022 LTIP, the Board of Directors (the “Board”) has the power and authority to amend the terms of the 2022 LTIP, subject to approval by the Company’s stockholders if required;

WHEREAS, this Amendment, which requires the approval by the Company’s stockholders, (i) increases the maximum number of shares of common stock of the Company (“Shares”) that may be issued in connection with awards granted under the 2022 LTIP from 2,175,000 shares to 3,735,000 shares;

WHEREAS, the Board approved this Amendment on March 21, 2024.

NOW, THEREFORE, pursuant to the 2022 LTIP, the 2022 LTIP is amended in the following respects:

1.	Shares Subject to the 2022 LTIP. Section 4(a) of the 2022 LTIP is hereby amended to increase the number of Shares that may be issued in connection with awards, and shall read in its entirety as follows:

Section 4(a): Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 3,735,000 shares plus the Stock available under Prior Plans as described in Subsection 4(e).

2.	Full Force and Effect. Except as otherwise set forth in this Amendment, the 2022 LTIP shall remain in full force and effect.

3.	Effective Date. This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the 2022 LTIP, as set forth above, during the 2024 Annual Meeting of the Stockholders on May 16, 2024 (the “Effective Date”). If approved, then this Amendment shall become effective as of the Effective Date. If stockholders do not approve this Amendment, then it shall be null and void.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on the Effective Date.

By: ________________________________

Name: _____________________________

Title: ______________________________

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V38338-P05992 ORION GROUP HOLDINGS, INC. 12000 AEROSPACE AVENUE, SUITE 300 HOUSTON, TEXAS 77034 1a. Michael J. Caliel 1b. Quentin P. Smith, Jr. 1. To elect two Class II members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified. Nominees: The Board of Directors recommends you vote FOR the nominees, FOR proposal 2, FOR proposal 3, FOR proposal 4, and FOR proposal 5: NOTE: Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof. 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); 3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2024; 4. Approval of the Company's Employee Stock Purchase Plan; and, 5. Approval of an amendment to the Company's Long Term Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ORION GROUP HOLDINGS, INC. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2024 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V38339-P05992 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 16, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2024 Annual Meeting will be held on Thursday, May 16, 2024, at 10:00 A.M. Central Time. The Company’s 2024 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2024. The stockholder(s) hereby appoint(s) G. Scott Thanisch and E. Chipman Earle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2024, at 10:00 A.M. Central Time, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.